                                                                   Exhibit 99(b)

Selected Consolidated Financial and Other Data of the Company

The selected consolidated financial and other data of Roslyn Bancorp, Inc. and subsidiaries (collectively, the Company) set forth below is derived in part from, and should be read in conjunction with, the Consolidated Financial Statements of the Company and Notes thereto presented elsewhere in this Annual Report.

---------------------------------------------------------------------------------------------------------------------------------

At December 31,                                          2002             2001            2000            1999           1998
---------------------------------------------------------------------------------------------------------------------------------
                                                                                (Dollars in thousands)
Selected Financial Condition Data:

Total assets                                        $   11,020,219   $    8,736,780   $   7,664,269   $  7,725,183  $   7,799,719
Money market investments                                   102,000           27,200          19,800         30,800         38,079
Debt securities, net (1):
     Held-to-maturity                                      374,763                -               -              -         26,965
     Available-for-sale                                    877,253          355,695         711,744        340,655        349,778
Equity securities:
     Available-for-sale                                    642,934          649,033         374,967        388,546        445,584
Mortgage-backed and mortgage related
   securities, net (1):
     Held-to-maturity                                            -                -               -              -      1,250,266
     Available-for-sale                                  5,418,706        3,560,854       2,089,983      2,801,284      1,795,833
Loans receivable held for investment, net (2)            3,113,265        3,656,526       4,046,332      3,808,307      3,583,742
Deposits                                                 5,710,850        4,486,767       4,076,781      4,045,612      4,218,982
Borrowed funds                                           4,519,147        3,520,295       2,855,025      2,844,541      2,527,847
Capital securities                                          63,000                -               -              -              -
Stockholders' equity                                       576,514          568,968         580,714        637,659        853,366

---------------------------------------------------------------------------------------------------------------------------------

For the Years Ended December 31,                         2002             2001            2000            1999           1998
---------------------------------------------------------------------------------------------------------------------------------
                                                                   (Dollars in thousands, except per share amounts)
Selected Operating Data:

Interest income                                     $      602,290   $      561,915   $     539,822   $    527,766  $     546,744
Interest expense                                           324,216          341,690         342,131        315,194        343,804
---------------------------------------------------------------------------------------------------------------------------------
Net interest income before provision for
   loan losses                                             278,074          220,225         197,691        212,572        202,940
Provision for loan losses                                    3,000              850           1,000              -          1,500
---------------------------------------------------------------------------------------------------------------------------------
Net interest income after provision for
   loan losses                                             275,074          219,375         196,691        212,572        201,440
Non-interest income                                         53,705           32,160           6,218         25,618         34,912
Non-interest expense (3)                                   102,031           88,131          81,622        178,003         89,407
---------------------------------------------------------------------------------------------------------------------------------
Income before provision for income taxes                   226,748          163,404         121,287         60,187        146,945
---------------------------------------------------------------------------------------------------------------------------------
Provision for income taxes                                  80,342           52,161          31,388         40,561         51,402
---------------------------------------------------------------------------------------------------------------------------------
Net income                                          $      146,406   $      111,243   $      89,899   $     19,626  $      95,543
=================================================================================================================================
Basic earnings per share (4)                        $         1.85   $         1.30   $        0.96   $       0.18  $        0.88
=================================================================================================================================
Diluted earnings per share (4)                      $         1.82   $         1.28   $        0.95   $       0.18  $        0.86
=================================================================================================================================

                                                      (Continued on next page)

          Selected Consolidated Financial and Other Data of the Company
                                   (Continued)

-----------------------------------------------------------------------------------------------------------------------------------

At or For the Years Ended December 31,                                   2002         2001        2000        1999        1998
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                           (Dollars in thousands)
Selected Financial Ratios and Other Data (5):
   Performance Ratios:
      Return on average assets                                             1.47%        1.36%       1.20%       0.26%       1.22%
      Return on average stockholders' equity                              25.22        18.29       15.78        2.56       11.20
      Average stockholders' equity to average assets                       5.81         7.42        7.61        9.97       10.90
      Stockholders' equity to total assets                                 5.23         6.51        7.58        8.25       10.94
      Net interest rate spread (6)                                         2.68         2.42        2.20        2.27        2.07
      Net interest margin (7)                                              2.89         2.78        2.69        2.82        2.66
      Average interest-earning assets to average
        interest-bearing liabilities                                     106.34       108.28      110.53      113.23      113.18
      General and administrative expenses to average assets                0.92         0.97        0.92        0.98        1.15
      Net interest income to general and administrative expenses         303.08       276.46      285.85      282.69      226.19
      Efficiency ratio (8)                                                28.54        32.07       31.56       32.14       40.79
      Dividend payout ratio                                               29.12        35.94       42.96      190.74       58.91

   Performance Ratios Excluding Prepayment Penalties,
    Restructuring and Merger Related Charges (9) (10):
      Return on average assets                                             1.51%        1.42%       1.30%       1.39%       1.22%
      Return on average stockholders' equity                              25.99        19.11       17.11       13.89       11.20

   Cash Basis Performance Ratios Excluding Prepayment Penalties,
    Restructuring and Merger Related Charges (9)(10)(11):
      Return on average assets                                             1.60%        1.53%       1.40%       1.50%       1.43%
      Return on average stockholders' equity                              27.60        20.67       18.45       15.07       13.15
      General and administrative expenses to average assets                0.83         0.86        0.83        0.87        0.94
      Net interest income to general and administrative expenses         337.01       313.30      319.38      319.01      276.01
      Efficiency ratio (8)                                                25.66        28.30       28.24       28.48       33.43

   Asset Quality Data and Ratios:
    Total non-performing loans (12)                                   $  41,865    $  45,506    $  9,780   $  18,963    $ 22,074
    Real estate owned, net                                                  717          478         293           -       1,176
                                                                      ---------    ---------    --------   ---------    --------
    Total non-performing assets                                       $  42,582    $  45,984    $ 10,073   $  18,963    $ 23,250
                                                                      =========    =========    ========   =========    ========

    Non-performing loans as a percent of loans (12)                        1.33%        1.23%       0.24%       0.49%       0.61%
    Non-performing assets as a percent of total assets                     0.39         0.53        0.13        0.25        0.30
    Allowance for loan losses as a percent of loans (2)                    1.38         1.10        0.99        1.04        1.11
    Allowance for loan losses as a percent
      of total non-performing loans (2) (12)                             103.72        89.29      414.36      211.75      182.15

   Other Data:
    Number of customer service facilities                                    37           29          27          25          25




(footnotes on next page)

(1) Includes securities having an amortized cost of $1.27 billion that were transferred from held-to-maturity to available-for-sale in 1999.
(2) Loans receivable held for investment are presented net of the allowance for loan losses, which, at December 31, 2002, 2001, 2000, 1999, and 1998 were $43.4 million, $40.6 million, $40.5 million, $40.2 million and $40.2 million, respectively.
(3) Included in 2002, 2001 and 1999 are prepayment penalty charges related to financial liability repositioning of $7.3 million, $8.3 million and $7.2 million, respectively. Included in 2000 is a $12.0 million restructuring charge relating to the divestiture of Roslyn National Mortgage Corporation
     (RNMC). Included in 1999 is $89.2 million of merger related costs associated with the acquisition of T R Financial Corp. and a $5.9 million restructuring charge in connection with an early retirement program for certain Bank employees.
(4) The data has been retroactively adjusted to reflect the 3-for-2 split distributed in the form of a stock dividend on August 22, 2001.
(5) Selected financial ratios are end of year ratios, with the exception of all ratios that are based on average balances during the indicated year.
(6) The net interest rate spread represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities. The weighted average cost also includes the effect of the Bank's payment of a special interest payment of 5% and 15% of the interest paid on savings and NOW accounts for the years ended December 31, 1999 and 1998, respectively. Additionally, such special interest payment was not paid on T R Financial Corp. accounts. No such special interest payment was paid in 2002, 2001 or 2000.
(7) The net interest margin represents net interest income as a percent of average interest-earning assets. Net interest income also includes the effect of the Bank's payment of a special interest payment of 5% and 15% of the interest paid on savings and NOW accounts for the years ended December 31, 1999 and 1998, respectively. Additionally, such special interest payment was not paid on T R Financial Corp. accounts. No such special interest payment was paid in 2002, 2001 or 2000.
(8) The efficiency ratio represents the ratio of general and administrative expenses, divided by the sum of net interest income and non-interest income, adjusted for securities gains or losses, gains on sales of fixed assets and servicing impairment provisions.
(9) Performance and cash basis performance ratios are measures that the Company believes are useful to investors in order to gain an understanding of the trends and the results of operations for the Company's core business. However, such ratios are not calculated in accordance with accounting principles generally accepted in the United States of America (GAAP).
(10) Excludes, net of tax, in 2002, 2001 and 1999 are prepayment penalty charges related to financial liability repositioning of $4.4 million, $5.0 million and $4.2 million, respectively. Excludes, net of tax, in 2000 a $7.6 million restructuring charge relating to the divestiture of Roslyn National Mortgage Corporation (RNMC). Excludes, net of tax, in 1999 $79.2 million of merger related costs associated with the acquisition of T R Financial Corp. and a $3.4 million restructuring charge in connection with an early retirement program for certain Bank employees.
(11) Excludes non-cash charges related to the amortization of intangible assets and the amortization relating to certain employee stock benefit plans.
(12) Non-performing loans consist of all non-accrual loans and loans contractually past due 90 days or more and still accruing. It is the Bank's policy generally to cease accruing interest on all loans contractually past due 90 days or more.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Private Securities Litigation Reform Act Safe Harbor Statement

This Annual Report, including information included or incorporated by reference, contains statements which are not historical facts but "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995, with respect to the financial condition, results of operations, plans, objectives, future performance and business of Roslyn Bancorp, Inc. and its subsidiaries (the Company). These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents that the Company files with the Securities and Exchange Commission (the SEC) from time to time.

Forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." Examples of forward-looking statements include, but are not limited to, possible or assumed estimates with respect to the Company's financial condition, expected or anticipated revenue, results of operations and the Company's business, including with respect to earnings growth (on the basis of generally accepted accounting principles in the United States of America
(GAAP) and on a non-GAAP cash basis); asset quality and levels of non-performing assets; resolution of non-performing assets; origination volume in the Company's consumer, commercial and other lending businesses; results of operations from real estate joint ventures; demand for the Company's products and services, including, among other things, retail deposit products sold through retail branches, including the Company's de novo branches; current and future capital management programs; non-interest income, including fees from services and product sales; tangible capital generation; market share; expenses; and other business operations and strategies, each of which are subject to various factors which could cause actual results to differ materially from these estimates. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain.

Factors which could have a material adverse effect on the Company's operations include, but are not limited to prevailing economic conditions; changes in interest rates; changes in loan demand; changes in real estate values; changes in competition; changes in retail banking revenues; changes in revenues from sales of non-deposit investment products; the level of real estate joint venture activities; the level of defaults on loans owed to the Company; losses and prepayments on loans made by the Company, whether held in portfolio or sold in the secondary markets; changes in accounting principles, policies or guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or other legal issues; risks and uncertainties related to acquisitions and related integration and restructuring activities; and other economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products and services or the operations, pricing or products of the Company's real estate joint ventures.

Forward-looking statements are made as of the date of this document, and, except as required by applicable law, the Company assumes no obligation to update forward-looking statements or to update the reasons why actual results could differ from those projected in forward-looking statements. You should consider these risks and uncertainties in evaluating forward-looking statements and you should not place undue reliance on these statements.

General

Roslyn Bancorp, Inc. (on a stand alone basis, the Holding Company), incorporated on July 26, 1996, is the holding company for The Roslyn Savings Bank and its subsidiaries (collectively, the Bank). The Bank was converted from a New York State chartered mutual savings bank to a New York State chartered stock savings bank on January 10, 1997.

During 2000, the Company announced its strategic initiatives and plans to discontinue its residential mortgage banking business through the divestiture of its mortgage banking subsidiary, Roslyn National Mortgage Corporation (RNMC). The Company recorded a pre-tax restructuring charge of $12.0 million in the third quarter of 2000 related to the divestiture of RNMC. See Note 3 of Notes to Consolidated Financial Statements.

After the close of business on February 16, 1999, T R Financial Corp., a Delaware company, merged with and into the Company and T R Financial Corp.'s subsidiary, Roosevelt Savings Bank, a New York State chartered stock savings bank, merged with and into the Bank (the Merger). All subsidiaries of Roosevelt Savings Bank became subsidiaries of the Bank. The acquisition was accounted for as a pooling-of-interests, and, accordingly, all historical financial information for the Company has been restated to include T R Financial Corp.'s historical information for the earliest period presented. Previously reported balances of T R Financial Corp. have been reclassified to conform to the Company's presentation and restated to give effect to the Merger. See Note 2 of Notes to Consolidated Financial Statements.

The Company conducts business primarily through its ownership of the Bank. Currently, the Bank operates 37 banking locations in the New York boroughs of Kings, Queens and The Bronx, and the counties of Nassau and Suffolk. Subsequent to the 2000 divestiture of RNMC, the Bank discontinued its operations through mortgage origination offices.

The Company's results of operations are dependent primarily on net interest income, which is the difference between the income earned on its loan and security portfolios and the cost of funds, consisting of the interest paid, on its deposits and borrowings. Results of operations are also affected by, among other things, the Company's provision for loan losses, security sale activities, levels of non-performing assets, sales of non-deposit investments and real estate joint venture activities and, to a lesser extent, loan sale and servicing activities. The Company's non-interest expense principally consists of compensation and employee benefits, occupancy and equipment expense, federal deposit insurance premiums and other operating expenses. Results of operations are also affected by general economic and competitive conditions, particularly changes in interest rates, government policies and actions of regulatory authorities.

Management Strategy

The Company's general operating strategy focuses on the origination of commercial, construction, multi-family and consumer loans and the efficient use of personnel and technological resources. During the last half of 2000 the Company reduced its previous emphasis on investing in one- to four-family loans through the divestiture of RNMC, in favor of investing in higher margin business lines, including commercial, construction and multi-family real estate loans, as well as consumer and business loans. The Company's current operating strategy consists primarily of: (1) the origination of commercial, construction and multi-family real estate loans in the Bank's primary market area and the origination of consumer and business loans; (2) investing funds, not utilized for loan originations, in the purchase of United States Government Agency securities, mortgage-backed and mortgage related securities, preferred stock of corporate issuers and repurchasing the Company's common stock; (3) expanding the branch network by opening de novo branches; (4) generating fee income by attracting and retaining high transaction core deposit accounts and through the sale of non-deposit investment products; and (5) maintaining a low expense ratio by efficiently utilizing personnel, branch facilities and alternative delivery channels (telephone banking, internet and ATMs) to service its customers.

Management of Interest Rate Risk

The principal objectives of the Company's interest rate risk management are to evaluate the interest rate risk inherent in certain balance sheet accounts, to maintain an appropriate level of risk given the Company's business strategy, operating environment, capital and liquidity requirements and performance objectives, and to manage the risk consistent with the Board of Directors' approved guidelines. Through such management, the Company seeks to reduce the vulnerability of its operations to changes in interest rates. The Company's Board of Directors reviews the Company's interest rate risk position on a monthly basis. Additionally, an Asset/Liability Committee comprised of the Bank's senior management reviews the Company's interest rate risk position on a weekly basis. Senior management also reviews, with the Board of Directors, its activities and strategies, the effect of those activities and strategies on the Company's net interest margin, the market value of the Company's portfolio of investments and loans and the effect that changes in interest rates may have on the Company's investment and loan portfolios and exposure limits.

The Company has utilized the following strategies to manage interest rate risk:
(1) increasing low-cost core deposits through an expanded branch network and product offerings; (2) focusing on higher margin business lines by expanding construction, commercial real estate and multi-family lending; and (3) effectively utilizing borrowed funds and deposits to fund and sustain asset growth while maintaining market spreads. Management believes that reducing exposure to interest rate fluctuations in this manner will enhance long-term profitability.

Gap Analysis

The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are "interest rate sensitive" and by monitoring an institution's "interest rate sensitivity gap." An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity gap is defined as the difference between the amount of interest-earning assets maturing or repricing within a specific time period and the amount of interest-bearing liabilities maturing or repricing within that same time period. At December 31, 2002, the Company's one-year gap position was positive 42.73%. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. During a period of rising interest rates, an institution with a positive gap position would be in a better position to invest in higher yielding assets, which, consequently, may result in the yield of its interest-earning assets increasing at a rate faster than its cost of interest-bearing liabilities, as opposed to if the institution had a negative gap. Accordingly, during a period of falling interest rates, an institution with a positive gap would tend to have its interest-earning assets repricing downward at a faster rate than its interest-bearing liabilities as compared to an institution with a negative gap which, consequently, may tend to negatively affect the growth of its net interest income. The Company's December 31, 2002 cumulative one-year gap position reflects the classification of available-for-sale and held-to-maturity securities within repricing periods based on their contractual maturities adjusted for estimated callable features and prepayments, if any. If available-for-sale securities at December 31, 2002 were classified within the "Up to One Year" maturity or repricing category, net interest-earning assets would have exceeded interest-bearing liabilities maturing or repricing within the same period by $6.30 billion, representing a positive cumulative one-year gap position of 57.14%. Available-for-sale securities may or may not be sold, subject to management's discretion. Given the Company's existing liquidity position and its ability to sell securities from its available-for-sale portfolio, management of the Company believes that its current gap position will not have a material adverse effect on its liquidity position.

The following table sets forth the amounts of interest-earning assets and interest-bearing liabilities outstanding at December 31, 2002, that are anticipated by the Company, based upon certain assumptions, to reprice or mature in each of the future time periods shown (the Gap Table). Except as stated, the amount of assets and liabilities shown which reprice or mature during a particular period was determined in accordance with the earlier of the term to reprice or the contractual maturity of the asset or liability. The Gap Table sets forth an approximation of the projected repricing of assets and liabilities at December 31, 2002 on the basis of contractual maturities, anticipated prepayments, callable features and scheduled rate adjustments within a one year period and subsequent annual time intervals. Prepayment rate assumptions ranging from 4% to 70% per year were applied to the real estate loan portfolio, dependent upon the loan type and coupon. Mortgage-backed and mortgage related securities were assumed to prepay at rates between 45% and 95% annually, dependent upon the security type and pass-through rate. Money market accounts were assumed to decay (estimated deposit withdrawal activity) at 11% per annum, savings accounts were assumed to decay at 5% per annum and Super NOW and NOW accounts were assumed to decay at 3% per annum. Prepayment and deposit decay rates can have a significant impact on the Company's estimated gap. While the Company believes such assumptions are reasonable, there can be no assurance that assumed prepayment and decay rates will approximate actual future real estate loan and mortgage-backed and mortgage related securities principal prepayments and deposit withdrawal activity.

In addition to the foregoing, callable features of certain assets and liabilities may cause actual experience to vary from that indicated. Included in the Gap Table are $1.26 billion of callable securities at their estimated fair value and classified primarily based upon their respective call features and interest rates. Of such securities, $975.9 million have been classified, using callable features, in the "Up to One Year" category, $70.4 million have been classified, using callable features, in the "One to Two Years" category and $213.7 million have been classified, according to their contractual maturity date, in the "Over Five Years" category. Also included in the Gap Table are $2.32 billion of callable borrowings, classified according to their maturity date, except for $150.0 million of such borrowings which have been classified according to their first call date in the "Up to One Year" category. If all callable borrowings at December 31, 2002 were classified according to their first call date, the Company's one-year gap position would have been positive 27.87%.

The Company's positive gap position at December 31, 2002 of 42.73% as compared to a positive 15.33% at December 31, 2001 primarily reflects the effect of continued prepayment activity experienced during 2002 in the mortgage-backed securities and real estate loan portfolios, as well as recent investment in callable federal agency securities. In addition, maturities of certificates of deposit (CDs) lengthened during 2002. Certificates of deposits maturing in one year or less decreased from 79.9% of the total CDs held at December 31, 2001 to 56.7% of the total CDs held at December 31, 2002. Slightly offsetting the lengthening of CD maturities was an increase in the estimated withdrawal activity of the "Up to One Year" category in money market and savings accounts, which reflects the impact of the rise in deposit activity for these accounts.

                                                                         At December 31, 2002
                                ---------------------------------------------------------------------------------------------------
                                                  One            Two          Three           Four           Over
                                   Up to        to Two        to Three       to Four         to Five         Five
                                 One Year        Years          Years         Years           Years         Years          Total
                               ------------   ------------   -----------  ------------    ------------   ------------  ------------
                                                                     (Dollars in thousands)
Interest-earning assets (1):
  Money market investments     $    102,000   $          -   $         -   $         -    $          -   $          -  $    102,000
  Debt and equity
   securities, net (2)            1,276,490         69,956             -        21,083           1,000        623,461     1,991,990
  Mortgage-backed and
   mortgage related
   securities, net (2)            4,323,659        825,536       170,350        56,926          21,748         20,487     5,418,706
  Real estate loans,
   net (3) (4)                    1,413,147        499,969       243,668       234,442         320,563        118,682     2,830,471
  Consumer and other loans,
   net (3) (4)                      288,639          1,904         1,953         1,387             252          1,851       295,986
                               ------------   ------------   -----------   -----------    ------------   ------------  ------------
      Total interest-earning
       assets                  $  7,403,935   $  1,397,365   $   415,971   $   313,838    $    343,563   $    764,481  $ 10,639,153
                               ============   ============   ===========   ===========    ============   ============  ============

Interest-bearing liabilities:
  Money market accounts        $     98,297   $     51,112   $    33,933   $    26,875    $     23,466   $    629,774  $    863,457
  Savings accounts                   56,859         52,001        47,762        44,051          40,794        953,369     1,194,836
  Super NOW and NOW accounts          9,292          9,013         8,743         8,480           8,226        265,970       309,724
  Certificates of deposit         1,775,405        687,311       212,417       125,934         252,383         76,019     3,129,469
  Borrowed funds                    755,005        238,294       875,305       600,007         340,052      1,710,484     4,519,147
                               ------------   ------------   -----------   -----------    ------------   ------------  ------------
      Total interest-bearing
       liabilities                2,694,858      1,037,731     1,178,160       805,347         664,921      3,635,616    10,016,633
                               ------------   ------------   -----------   -----------    ------------   ------------  ------------
  Interest sensitivity gap (5) $  4,709,077   $    359,634   $  (762,189)  $  (491,509)   $   (321,358)  $ (2,871,135) $    622,520
                               ============   ============   ===========   ===========    ============   ============  ============
  Cumulative interest
   sensitivity gap             $  4,709,077   $  5,068,711   $ 4,306,522   $ 3,815,013    $  3,493,655   $    622,520
                               ============   ============   ===========   ===========    ============   ============
  Cumulative interest
   sensitivity gap as a
   percentage of total assets         42.73 %        45.99 %       39.08 %       34.62 %         31.70 %         5.65 %
  Cumulative net interest-
   earning assets as a
   percentage of cumulative
   interest-bearing
   liabilities                       274.74 %       235.80 %      187.70 %      166.74 %        154.75 %       106.21 %

(1) Interest-earning assets are included in the period in which the balances are expected to be re-deployed and/or reprice as a result of anticipated prepayments and call dates, scheduled rate adjustments and contractual maturities.
(2) Debt, equity, mortgage-backed and mortgage related securities, net, are shown at their respective carrying values. Included in debt and equity securities, net, is $97.0 million of Federal Home Loan Bank stock.
(3) For the purpose of the gap analysis, the allowance for loan losses and non-performing loans have been excluded.
(4)  Loans held-for-sale are included in the "Up to One Year" category.
(5) The interest sensitivity gap represents the difference between total interest-earning assets and total interest-bearing liabilities.

Certain shortcomings are inherent in the method of analysis presented in the preceding table. For example, although certain assets and liabilities may have similar maturities or repricing periods, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types of assets and liabilities may lag behind changes in market rates. Additionally, certain assets, such as adjustable-rate mortgage (ARM) loans, have features which limit adjustments to interest rates on a short-term basis and over the life of the asset. Further, in the event of a change in interest rates, prepayment and early withdrawal levels may deviate significantly from those assumed in calculating the GAP Table. Finally, the ability of borrowers to service their ARM loans may decrease in the event of an interest rate increase. The Gap Table reflects managements estimates as to periods to repricing at particular points in time. Among the factors considered, management monitors both current trends and historical repricing experience with respect to particular or similar products. For example, the Bank has a number of deposit accounts, including passbook savings, Super NOW and NOW and money market accounts which, subject to certain regulatory exceptions, may be withdrawn at any time. The Bank, based upon its historical experience, assumes that while all customers in these account categories could withdraw their funds on any given day, not all will do so even if market interest rates were to change. As a result, different assumptions may be used at different points in time.

The Company's interest rate sensitivity is also monitored by management through the use of a net portfolio value (NPV) model, which generates estimates of the change in NPV over a range of interest rate change scenarios. NPV is the present value of expected cash flows from assets, liabilities and off-balance sheet contracts. The NPV ratio, under any interest rate scenario, is defined as the NPV in that scenario divided by the market value of assets in the same scenario. For purposes of the NPV model, prepayment assumptions similar to those used in the Gap Table were used, reinvestment rates were those in effect for similar products currently being offered and rates on core deposits were modified to reflect recent trends. The following table sets forth the Company's NPV as of December 31, 2002:

                                                                                      NPV as a Percentage of
                                          Net Portfolio Value (1)                   Portfolio Value of Assets
                              ---------------------------------------------    -----------------------------------
 Change in Interest
Rates in Basis Points                           Dollar           Percent                                 Percent
     (Rate Shock)                Amount         Change           Change           NPV Ratio             Change (2)
--------------------------    -----------    -----------      -------------     --------------        -------------
                                            (Dollars in thousands)
           200                $   749,832   $    219,497              41.39 %             7.59 %              50.60 %
           100                    782,805        252,470              47.61               7.67                52.18
         Static                   530,335              -                  -               5.04                    -
          (100)                   173,223       (357,112)            (67.34)              1.58               (68.65)

(1) The NPV model excludes $63.0 million of guaranteed preferred beneficial interest in junior subordinated debentures.
(2) Based on the portfolio value of the Company's assets assuming no change in interest rates.

As in the case with the Gap Table, certain shortcomings are inherent in the methodology used in the above interest rate risk measurements. The current low interest rate environment prevents the performance of a downward change in interest rates of 200 basis points as certain asset yields, liability costs and related indexes are below 2.00% at December 31, 2002. Modeling changes in NPV requires the making of certain assumptions, which may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the NPV model presented assumes that the composition of the Company's interest sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and also assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration to maturity or repricing of specific assets and liabilities. Accordingly, although the NPV and net interest income models provide an indication of the Company's interest rate risk exposure at a particular point in time, actual results may differ from those indicated by the models as such measurements are not intended to and may not provide a precise forecast of the effect of changes in market interest rates on the Company's net interest income.

Analysis of Net Interest Income

Net interest income represents the difference between income on interest-earning assets and expense on interest-bearing liabilities. Net interest income depends upon the volume of interest-earning assets and interest-bearing liabilities and the interest rates earned or paid upon them.

The following table sets forth certain information regarding the Company's consolidated average statements of financial condition and the Company's average yields on interest-earning assets and average costs of interest-bearing liabilities for the years indicated. Such yield or costs are derived by dividing income or expense, by the average balance of interest-earning assets or interest-bearing liabilities, respectively. Average balances are derived from average daily balances. The yields and costs include fees that are considered adjustments to such yields and costs.

                                                                                                For the Years Ended December 31,
                                               -------------------------------------------------------------------------------------
                                                                 2002                                          2001
                                               -----------------------------------------     ---------------------------------------
                                                  Average                     Average         Average                    Average
                                                  Balance      Interest     Yield/Cost        Balance      Interest     Yield/Cost
                                               ------------ -----------    -----------     -------------  ----------   ------------
                                                                                                              (Dollars in thousands)
Assets:
  Interest-earning assets:
     Money market investments                  $     83,021  $    1,336           1.61 %  $      43,788  $     1,579          3.61 %

     Debt and equity securities, net (1)          1,456,039      97,741           6.71          951,383       75,786          7.97
     Mortgage-backed and mortgage related
       securities, net (1)                        4,693,046     271,549           5.79        3,024,973      193,890          6.41
     Real estate loans, net (2)                   3,086,656     215,686           6.99        3,610,942      268,956          7.45
     Consumer and other loans, net (2)              301,381      15,978           5.30          298,990       21,704          7.26
                                               ------------  ----------                   -------------  -----------
         Total interest-earning assets            9,620,143     602,290           6.26        7,930,076      561,915          7.09
  Non-interest-earning assets (3)                   369,204  ----------                         265,423  -----------
                                               ------------                               -------------
         Total assets                          $  9,989,347                               $   8,195,499
                                               ============                               =============
Liabilities and Stockholders' Equity:
  Interest-bearing liabilities:
     Interest-bearing deposits:
       Money market accounts                   $    571,847      12,413           2.17    $     321,728       10,046          3.12
       Savings accounts (4)                       1,053,347      11,551           1.10          897,122       14,604          1.63
       Super NOW and NOW accounts                   280,997       1,747           0.62          218,055        2,916          1.34
       Certificates of deposit                    3,022,106     105,239           3.48        2,732,065      142,169          5.20
                                               ------------  ----------                   -------------  -----------
         Total interest-bearing deposits          4,928,297     130,950           2.66        4,168,970      169,735          4.07
     Borrowed funds                               4,118,437     193,266           4.69        3,154,877      171,955          5.45
                                               ------------  ----------                   -------------  -----------
         Total interest-bearing liabilities       9,046,734     324,216           3.58        7,323,847      341,690          4.67
  Non-interest-bearing liabilities                  362,161  ----------                         263,300  -----------
                                               ------------                               -------------
         Total liabilities                        9,408,895                                   7,587,147
  Stockholders' equity                              580,452                                     608,352
                                               ------------                               -------------
         Total liabilities and stockholders'
              equity                           $  9,989,347                               $   8,195,499
                                               ============                               =============
  Net interest income/interest rate spread (5)               $  278,074           2.68 %                 $   220,225          2.42 %
                                                             ==========    ===========                   ===========  ============
  Net interest margin (6)                                                         2.89 %                                      2.78 %
                                                                           ===========                                ============
  Ratio of interest-earning assets to
     interest-bearing liabilities                                               106.34 %                                    108.28 %
                                                                            ===========                               ============

                                               ---------------------------------------------
                                                                    2000
                                                --------------------------------------------
                                                   Average                        Average
                                                   Balance        Interest       Yield/Cost
                                                -------------   ------------    ------------
Assets:
  Interest-earning assets:
     Money market investments                   $      19,580   $      1,214            6.20  %

     Debt and equity securities, net (1)              905,930         69,204            7.64
     Mortgage-backed and mortgage related
       securities, net (1)                          2,393,562        164,839            6.89
     Real estate loans, net (2)                     3,774,654        283,279            7.50
     Consumer and other loans, net (2)                256,560         21,286            8.30
                                                -------------   ------------
         Total interest-earning assets              7,350,286        539,822            7.34
  Non-interest-earning assets (3)                     135,460   ------------
                                                -------------
         Total assets                           $   7,485,746
                                                =============
Liabilities and Stockholders' Equity:
  Interest-bearing liabilities:
     Interest-bearing deposits:
       Money market accounts                    $     239,525         10,512            4.39
       Savings accounts (4)                           925,293         17,571            1.90
       Super NOW and NOW accounts                     168,708          3,130            1.86
       Certificates of deposit                      2,554,147        143,799            5.63
                                                -------------   ------------
         Total interest-bearing deposits            3,887,673        175,012            4.50
     Borrowed funds                                 2,762,551        167,119            6.05
                                                -------------   ------------
         Total interest-bearing liabilities         6,650,224        342,131            5.14
  Non-interest-bearing liabilities                    265,750   ------------
                                                -------------
         Total liabilities                          6,915,974
  Stockholders' equity                                569,772
                                                -------------
         Total liabilities and stockholders'
              equity                            $   7,485,746
                                                =============
  Net interest income/interest rate spread (5)                  $    197,691            2.20  %
                                                                ============    ============
  Net interest margin (6)                                                               2.69  %
                                                                                ============
  Ratio of interest-earning assets to
     interest-bearing liabilities                                                     110.53  %
                                                                                ============

     (1) Includes, at amortized cost, securities available-for-sale, net, and in the case of debt and equity securities, net, Federal Home Loan Bank stock.
     (2) Amount is net of deferred loan fees, deferred mortgage interest, unamortized discounts and allowance for loan losses and includes loans held-for-sale, net, and non-performing loans.
     (3) Included in non-interest-earning assets for the years ended December 31, 2002, 2001 and 2000 is Bank Owned Life Insurance (BOLI) with an average balance of $116.0 million, $108.3 million and $65.5 million, respectively, and income of $7.5 million, $7.7 million and $4.7 million, respectively. The reclassification of the BOLI asset into interest-earning assets and the associated income from other income to interest income for the years ended December 31, 2002, 2001 and 2000 would change the net interest rate spread, net interest margin and the ratio of interest-earning assets to interest-bearing liabilities to 2.68%, 2.93% and 107.62%, respectively, 2.42%, 2.84% and 109.76%, respectively, and 2.20%, 2.73% and 111.51%, respectively.
     (4) Savings accounts include mortgagors' escrow deposits.
     (5) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
     (6) Net interest margin represents net interest income divided by average interest-earning assets.

Rate/Volume Analysis

The following table presents the extent to which changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities have affected the Company's interest income and interest expense during the periods indicated. Information is provided in each category with respect to: (1) changes attributable to changes in volume (changes in volume multiplied by prior rate); (2) changes attributable to changes in rate (changes in rate multiplied by prior volume); and (3) the net change. The changes attributable to the combined impact of volume and rate have been allocated proportionately to the changes due to volume and rate.

                                                   Year Ended December 31, 2002                  Year Ended December 31, 2001
                                                            Compared to                                   Compared to
                                                   Year Ended December 31, 2001                  Year Ended December 31, 2000
                                             ----------------------------------------     ---------------------------------------
                                             Increase (Decrease) Due to                   Increase (Decrease) Due to
                                             ---------------------------                  --------------------------
                                               Volume              Rate         Net        Volume             Rate          Net
                                             -----------        --------     --------     ---------         --------     --------
                                                                                 (In thousands)
Interest-earning assets:
    Money market investments                    $    930        $ (1,173)    $   (243)    $    552          $   (187)    $    365
    Debt and equity securities, net               31,211          (9,256)      21,955        3,558             3,024        6,582
    Mortgage-backed and mortgage
     related securities, net                      94,291         (16,632)      77,659       39,487           (10,436)      29,051
    Real estate loans, net                       (37,357)        (15,913)     (53,270)     (12,361)           (1,962)     (14,323)
    Consumer and other loans, net                    175          (5,901)      (5,726)       1,729            (1,311)         418
                                                --------        --------     --------     --------          --------     --------
       Total interest-earning assets              89,250         (48,875)      40,375       32,965           (10,872)      22,093
                                                --------        --------     --------     --------          --------     --------

Interest-bearing liabilities:
    Money market accounts                          3,894          (1,527)       2,367       (2,937)            2,471         (466)
    Savings accounts (1)                           3,493          (6,546)      (3,053)        (520)           (2,447)      (2,967)
    Super NOW and NOW accounts                     1,369          (2,538)      (1,169)      (5,459)            5,245         (214)
    Certificates of deposit                       17,452         (54,382)     (36,930)      18,745           (20,375)      (1,630)
    Borrowed funds                                39,117         (17,806)      21,311       16,003           (11,167)       4,836
                                                --------        --------     --------     --------          --------     --------
       Total interest-bearing liabilities         65,325         (82,799)     (17,474)      25,832           (26,273)        (441)
                                                --------        --------     --------     --------          --------     --------
Net change in net interest income               $ 23,925        $ 33,924     $ 57,849     $  7,133          $ 15,401     $ 22,534
                                                ========        ========     ========     ========          ========     ========

 (1) Includes mortgagors' escrow deposits.

Critical Accounting Policies

The Company has identified the accounting policies below as critical to the Company's operations and understanding of the Company's results of operations. Certain accounting policies are considered to be important to the portrayal of the Company's financial condition, since they require management to make complex or subjective judgments, some of which may relate to matters that are inherently uncertain. The inherent sensitivity of the Company's consolidated financial statements to critical accounting policies and the use of judgments, estimates and assumptions could result in material differences in the Company's results of operations or financial condition.

Allowance for Loan Losses - The Company has determined that the methodology used in determining the level of its allowance for loan losses is critical in the presentation and understanding of the Company's consolidated financial statements. The allowance for loan losses represents management's estimate of probable losses inherent in the loan portfolio. This evaluation process is subject to numerous estimates and judgments. The frequency of default, risk ratings and loss recovery rates, among other things, are considered in this evaluation, as are the size and diversity of individual large credits. Changes in these estimates could have a direct impact on the provision for loan losses and could result in a change in the allowance. While management uses available information to determine losses on loans, future additions to the allowance may be necessary based, among other things, on unanticipated changes in economic conditions, particularly in the New York Metropolitan area.

In evaluating the loan portfolio, management takes into consideration numerous factors such as the Company's loan growth, prior loss experience, present risks of the loan portfolio, risk ratings assigned by lending personnel, ratings assigned by the Company's independent loan review function, the present financial condition of borrowers, current economic conditions and other portfolio risk characteristics. The Company's formalized process for assessing the adequacy of the allowance for loan losses and the resultant need, if any, for periodic provisions to the allowance charged to income entails both individual loan analyses and loan pool analyses. The individual loan analyses are periodically performed on individually significant loans, or when otherwise deemed necessary, and primarily encompass multi-family, commercial real estate and construction and development loans. The result of these analyses may result in is the allocation of the overall allowance to specific allowances for individual loans considered impaired and non-impaired.

The loan pool analyses are performed on the balance of the Company's loan portfolio, which were not individually reviewed. The pools consist of aggregations of homogeneous loans, primarily one- to four-family residential and consumer loans, having similar credit risk characteristics. Examples of pools defined by the Company for this purpose are Company-originated, fixed-rate residential loans; Company-originated, adjustable-rate residential loans; purchased fixed-rate residential loans; outside-serviced residential loans; residential second mortgage loans; participations in conventional first mortgage loans; residential construction loans; commercial construction loans, etc. For each such defined pool there is a set of sub-pools based upon delinquency status, including: current, 30-59 days, 60-89 days, 90-119 days and 120+ days (the latter two sub-pools are considered to be "classified" by the Company). For each sub-pool, the Company has developed a range of allowances necessary to adequately provide for probable losses inherent in that pool of loans. These ranges are based upon a number of factors, including the risk characteristics of the pool, actual loss and migration experience, expected loss and migration experience considering current economic conditions, industry norms and the relative seasoning of the pool. The ranges of allowance developed by the Company are applied to the outstanding principal balance of the loans in each sub-pool; as a result, further specific and general allocations of the overall allowance are made (the allocations for the classified sub-pools are considered specific and the allocations for the non-classified sub-pools are considered general).

The Company's allowance for loan losses also takes into consideration known and expected trends that are likely to affect the creditworthiness of the loan portfolio as a whole, such as national and local economic conditions, unemployment conditions in the local lending area and the timeliness of court foreclosure proceedings in the Company's lending areas. Management continues to believe that the Company's allowance for loan losses at

December 31, 2002 is both appropriate in the circumstances and adequate to provide for estimated probable losses inherent in the loan portfolio.

Employee Benefit Plans - The Company provides a range of benefits to its employees and retired employees, including pensions and post-retirement health care and life insurance benefits. The Company records annual amounts relating to these plans based on calculations specified by accounting principles generally accepted in the United States of America (GAAP), which include various actuarial assumptions, such as discount rates, assumed rates of return, assumed rates of compensation increases, turnover rates and health care cost trends. The Company reviews its actuarial assumptions on an annual basis and makes modifications to the assumptions based on current rates and trends when it is deemed appropriate to do so. As required by GAAP, the effect of the modifications are generally recorded or amortized over future periods. The Company believes that the assumptions utilized in recording its obligations under its employee benefit plans are reasonable based upon the advice of its actuaries.

Investment in Debt and Equity Securities - Certain of the Company's fixed income securities classified as available-for-sale are not publicly traded, and quoted market prices are not available from brokers or investment bankers on these securities. The change in the fair value of these available-for-sale securities is recorded in other comprehensive income as an unrealized gain or loss. The Company calculates the fair value of these securities based upon assumptions established through the use of pricing models and discounted cash flows of similar outstanding securities. Realized gains and losses on sales of securities are computed using the specific identification method. The Company conducts a periodic review and evaluation of the securities portfolio to determine if the value of any security has declined below its carrying value and whether such decline is other than temporary.

Income Taxes - The Company has established reserves for possible payments to various taxing authorities with respect to the admissibility and timing of tax deductions. Management has made certain assumptions and judgments concerning the eventual outcome of these items. The Company continually reviews those assumptions and judgments to reflect any changes that may have arisen concerning these items.

Comparison of Financial Condition for the Years Ended December 31, 2002 and 2001

Total Assets

Total assets at December 31, 2002 were $11.02 billion, an increase of $2.28 billion, or 26.1%, from $8.74 billion at December 31, 2001. This increase primarily was due to increases in the mortgage-backed and mortgage related securities portfolio and the debt and equity securities portfolio, partially offset by a decrease in total loans receivable held for investment, net. Mortgage-backed and mortgage related securities increased $1.86 billion, or 52.2%, from $3.56 billion at December 31, 2001 to $5.42 billion at December 31, 2002. Debt and equity securities, net, increased $890.2 million, or 88.6%, to $1.89 billion at December 31, 2002, as compared to $1.00 billion at December 31, 2001. These increases in the securities portfolios were primarily due to the deployment of proceeds received from increased deposits, borrowings and principal repayments on loans and securities into mortgage-backed and mortgage related securities and debt and equity securities. Total loans receivable held for investment, net, decreased $540.5 million, or 14.6%, to $3.16 billion at December 31, 2002, as compared to $3.70 billion at December 31, 2001. The decrease in total loans receivable held for investment, net, is primarily due to principal repayments, which were partially offset by loan originations for the twelve months ended December 31, 2002.

Total Liabilities

Total liabilities at December 31, 2002 were $10.38 billion, an increase of $2.21 billion, or 27.1%, from $8.17 billion at December 31, 2001. The increase in total liabilities principally was due to an increase in total deposits and borrowed funds. Total deposits increased $1.22 billion, or 27.3%, from $4.49 billion at December 31, 2001 to $5.71 billion at December 31, 2002. The increase in total deposits reflects the Bank's continued emphasis on attracting core deposits through new product offerings and the addition of de novo branches. Core deposits increased $851.4 million, or 49.2%, from $1.73 billion at December 31, 2001 to $2.58 billion at December 31, 2002. Additionally, certificates of deposit increased $372.7 million, or 13.5%, from $2.76 billion at December 31, 2001 to $3.13 billion at December 31, 2002. The increase in certificates of deposit includes a net increase in brokered deposits. The Company had acquisitions of $192.1 million and maturities of $24.8 million of brokered deposits during the year ended December 31, 2002. At December 31, 2002 and 2001, brokered deposits totaled $226.4 million and $59.1 million, respectively. Borrowed funds increased $998.9 million, or 28.4%, from $3.52 billion at December 31, 2001 to $4.52 billion at December 31, 2002. The Company utilizes borrowings, primarily in the form of reverse-repurchase agreements and Federal Home Loan Bank (FHLB) borrowings, to fund asset growth. At December 31, 2002 and 2001, senior notes totaled $189.8 million and $75.0 million, respectively. See Note 11 to Notes to Consolidated Financial Statements for further discussion of the senior notes.

Capital Securities

On March 20, 2002, Roslyn Preferred Trust I (RPT I), a Delaware statutory business trust and a wholly-owned subsidiary of the Company, issued $63.0 million aggregate liquidation amount of floating rate guaranteed preferred beneficial interests in Junior Subordinated Debentures (the Capital Securities) due April 1, 2032, at a distribution rate equal to the 6-month LIBOR plus 360 basis points, resetting on a semi-annual basis. The maximum distribution rate on the Capital Securities is 12.0% through April 1, 2007, with no maximum thereafter. The Company may redeem the Capital Securities, in whole or in part, at any time on or after April 1, 2007. At December 31, 2002, the distribution rate was 5.36%. See Note 12 to Notes to Consolidated Financial Statements for further discussion of the Capital Securities.

Stockholders' Equity

Stockholders' equity increased $7.5 million, or 1.3%, to $576.5 million at December 31, 2002 from $569.0 million at December 31, 2001. The increase was due to net income for the year ended December 31, 2002 of $146.4 million, the amortization of unallocated and unearned shares of common stock held by the Company's stock-related benefit plans of $9.2 million and an increase of $30.6 million in the net unrealized gains on securities available-for-sale from December 31, 2001. Items that offset these increases were dividends paid of $41.9 million, the $14.6 million effect of stock options exercised for the year ended December 31, 2002 and the purchase of $120.6 million, or 6,363,474 shares, of treasury stock and $1.6 million, or 73,162 shares, of supplemental executive retirement plan (SERP) and Stock-Based Incentive Plan (SBIP) stock for the year ended December 31, 2002.

Comparison of Operating Results for the Years Ended December 31, 2002 and 2001

General

The Company reported net income of $146.4 million for the year ended December 31, 2002, or basic and diluted earnings per share of $1.85 and $1.82, respectively, as compared to net income of $111.2 million, or basic and diluted earnings per share of $1.30 and $1.28, respectively, for the year ended December 31, 2001.

Interest Income

Interest income increased to $602.3 million for the year ended December 31, 2002, an increase of $40.4 million, or 7.2%, from $561.9 million for the prior year. This increase was primarily attributable to an increase in average interest-earning assets of $1.69 billion, or 21.3%, to $9.62 billion for the year ended December 31, 2002 from $7.93 billion for the prior year. This increase was partially offset by a decrease in the average yield on interest-earning assets of 83 basis points from 7.09% for the year ending December 31, 2001 to 6.26% for the year ended December 31, 2002. The increase in average interest-earning assets was primarily attributable to an increase of $1.67 billion in the average balance of mortgage-backed and mortgage related securities, net, a $504.7 million increase in the average balance of debt and equity securities, net, a $39.2 million increase in the average balance of money market investments and a $2.4 million increase in the average balance of consumer and other loans, net. These increases were partially offset by a $524.3 million decrease in the average balance of real estate loans, net.

Interest income on mortgage-backed and mortgage related securities, net, increased $77.6 million, or 40.1%, to $271.5 million for the year ended December 31, 2002 from $193.9 million for the same period in 2001. The increase was a result of a $1.67 billion, or 55.1%, increase in the average balance of mortgage-backed and mortgage related securities, net, from $3.02 billion for the year ended December 31, 2001 to $4.69 billion for the year ended December 31, 2002. The increase in the average balance of such securities was due to the utilization of part of the proceeds received from increased borrowings and deposit liabilities, coupled with the re-deployment of principal repayments of real estate loans, to purchase mortgage-backed and mortgage related securities. The increase was partially offset by a 62 basis point decline in the average yield on mortgage-backed and mortgage related securities from 6.41% for the year ended December 31, 2001 to 5.79% for the same period in 2002.

Interest income on debt and equity securities, net, increased $21.9 million, or 29.0%, to $97.7 million for the year ended December 31, 2002 from $75.8 million for the same period in 2001. The increase in interest income on debt and equity securities, net, was principally due to a $504.7 million, or 53.0%, increase in the average balance of debt and equity securities, net, from $951.4 million for the year ended December 31, 2001 to $1.46 billion for the year ended December 31, 2002. This increase was partially offset by a 126 basis point decrease in the average yield on debt and equity securities, net, from 7.97% for the year ended December 31, 2001 to 6.71% for the same period in 2002.

Interest income on money market investments decreased $243,000, or 15.4%, to $1.3 million for the year ended December 31, 2002 from $1.6 million for the same period in 2001. The decrease was the result of a decrease of 200 basis points in the average yield on money market investments from 3.61% for the year ended December 31, 2001 to 1.61%, for the same period in 2002, coupled with a $39.2 million, or 89.6%, increase in the average balance of money market investments from $43.8 million for the year ended December 31, 2001 to $83.0 million for the year ended December 31, 2002. The increase in the average balance of money market investments reflects an increase in volume of principal prepayments in 2002 as compared to 2001. The decrease in average yield was principally due to the declining interest rate environment experienced during 2002.

Interest income on consumer and other loans, net, decreased $5.7 million, or 26.4%, to $16.0 million for the year ended December 31, 2002 from $21.7 million for the same period in 2001. The decrease was a result of a decrease of 196 basis points in the average yield on consumer and other loans, net, from 7.26% for the year ended December 31, 2001 to 5.30% for the same period in 2002. Offsetting the decrease in average yield was a $2.4 million, or 0.8%, increase in the average balance of consumer and other loans, net, from $299.0 million for the year ended December 31, 2001 to $301.4 million for the year ended December 31, 2002. The increase in the average balance of consumer and other loans, net, reflects an increase in loan volume in 2002 as compared to 2001. The decrease in average yield was principally due to downward repricing of consumer loan products during the declining interest environment experienced during 2002.

Interest income on real estate loans, net, decreased $53.3 million, or 19.8%, to $215.7 million for the year ended December 31, 2002 from $269.0 million for the same period in 2001. The decrease was a result of the decrease of $524.3 million, or 14.5%, in the average balance of real estate loans, net, outstanding from $3.61 billion for the year ended December 31, 2001 to $3.09 billion for the year ended December 31, 2002, coupled with a 46 basis point decrease in the average yield on real estate loans from 7.45% for the year ended December 31, 2001 to 6.99% for the same period in 2002. The decrease in the average balance was the result of the increased amount of principal repayments occurring in the one- to four-family loan portfolio in 2002 compared to 2001, combined with management's decision to de-emphasize its reliance on one- to four-family lending. The decrease in yield was principally due to the declining interest rate environment experienced during 2002, which resulted in the increased principal repayments as consumers refinanced their one- to four-family loans at lower rates, primarily with third parties.

Interest Expense

Interest expense for the year ended December 31, 2002 was $324.2 million, compared to $341.7 million for the year ended December 31, 2001, a decrease of $17.5 million, or 5.1%. This decrease was the result of a decline in the average rate paid on interest-bearing liabilities of 109 basis points from 4.67% for the year ended December 31, 2001 to 3.58% for the same 2002 period. This decline in average rate paid was offset by an increase in the average balance of interest-bearing liabilities of $1.73 billion, or 23.5%, from $7.32 billion in 2001 to $9.05 billion in 2002. The increase in the average balance of interest-bearing liabilities in 2002 as compared to 2001 was due to increases in the average balances of borrowed funds and interest-bearing deposits.

The average balance of borrowed funds increased $963.6 million, or 30.5%, from $3.15 billion for the year ended December 31, 2001 to $4.12 billion for the year ended December 31, 2002. The increase in average balance, offset by a 76 basis point decrease in the average cost of borrowings, resulted in a $21.3 million, or 12.4%, increase in interest expense on borrowed funds, from $172.0 million for the year ended December 31, 2001 to $193.3 million for the year ended December 31, 2002. The proceeds from the increase in average borrowed funds were primarily used to fund asset growth and repurchase the Company's common stock. The decrease in the average cost of borrowings was due to the continued declining interest rate environment experienced during 2002, coupled with the impact of $286.7 million and $258.9 million of reverse-repurchase agreements extinguished during the years ended December 31, 2001 and 2002, respectively.

The average balance of interest-bearing deposits increased $759.3 million, or 18.2%, from $4.17 billion for the year ended December 31, 2001 to $4.93 billion for the year ended December 31, 2002. The increase was primarily due to an increase in the average balance of certificates of deposit of $290.0 million, or 10.6%, an increase in the average balance of money market accounts of $250.1 million, or 77.7%, an increase in the average balance of Super NOW and NOW accounts of $62.9 million, or 28.9%, and an increase in the average balance of savings accounts of $156.2 million, or 17.4%. The increase in average interest-bearing deposits was achieved by expansion of the Bank's branch network during 2001 and 2002, as well as the introduction of new deposit products and the continuation of competitive deposit pricing. The increase in average balance was offset by a 141 basis point decrease in the average cost of deposits which resulted in a $38.7 million, or 22.9%, decrease in interest expense on deposits, from $169.7 million for the year ended December 31, 2001 to $131.0 million for the year ended December 31, 2002. The decrease in the average rate paid was principally due to the declining interest rate environment experienced during 2002.

Net Interest Income

Net interest income before provision for loan losses was $278.1 million for the year ended December 31, 2002, an increase of $57.9 million, or 26.3%, from $220.2 million for the year ended December 31, 2001. The increase in net interest income was attributable to increases in the net interest rate spread and margin of 26 and 11 basis points, respectively, for the year ended December 31, 2002 as compared to the year ended December 31, 2001. The increase in the net interest rate spread and margin for 2002 resulted primarily from the downward repricing of the Company's interest-bearing liabilities to an average rate of 3.58% in 2002, as compared to 4.67% in 2001.

Provision for Loan Losses

The Company had a $3.0 million provision for loan losses for the year ended December 31, 2002, as compared to an $850,000 provision for loan losses for the year ended December 31, 2001. The provision for loan losses for the years ended December 31, 2002 and 2001 reflects management's qualitative and quantitative assessment of the loan portfolio, changes in the composition of the loan portfolio and net charge-offs and prospects for collection of delinquent loans. A significant factor supporting management's decision to increase the provision for loan losses in 2002 was the migration of the loan portfolio toward higher risk commercial real estate, construction and multi-family loans. At December 31, 2002 and 2001, the allowance for loan losses amounted to $43.4 million and $40.6 million, respectively, and the ratio of such allowance to total non-performing loans was 103.72% and 89.29%, respectively. Included in non-performing loans at December 31, 2002 and 2001 were $3.6 million and $5.9 million, respectively, of Federal Housing Administration (FHA) and Veterans Administration (VA) government guaranteed loans. Excluding these loans, non-performing loans totaled $38.3 million and $39.6 million at December 31, 2002 and 2001, respectively, resulting in non-performing loan coverage ratios of 113.47% and 102.50%, respectively. Management assesses the level and adequacy of the allowance for loan losses based on an evaluation of known and inherent risks in the loan portfolio and upon continuing analysis of the factors underlying the quality of the loan portfolio. Management believes the Company's reported allowance for loan losses at December 31, 2002 is both appropriate in the circumstances and adequate to provide for estimated probable losses inherent in the loan portfolio.

The allowance for loan losses as a percentage of total non-performing loans continued to be negatively impacted by the 2001 fourth quarter placement of two non-performing commercial credit relationships, totaling $32.1 million and $32.3 million at December 31, 2002 and 2001, respectively, on non-accrual status.

The first commercial credit consists of loans totaling $13.3 million secured by four commercial properties in the New York Metropolitan area. As a preferred alternative to pursuing foreclosure, the Bank, the borrowers' other creditors and the chapter 11 debtors reached agreement on a plan that provided for the prompt sale of all of the properties securing the Bank's loans and full repayment of all sums owed to the Bank under its notes, with consideration in excess of that amount being paid to the subordinated secured creditors. During the first quarter of 2003, three of the four collateral properties were sold, generating $11.1 million in proceeds which were entirely utilized to reduce this non-performing credit to $2.2 million. In consideration for the Bank's agreement to release the borrower's principals from liability for the debt, the borrowers transferred title to the fourth remaining property to a subsidiary of the Bank by deed-in-lieu of foreclosure and assigned to such subsidiary all of the borrower's rights under a certain contract for the sale of the property to a third party, which is expected to close during the first quarter of 2003.

The second credit is an $18.8 million loan secured by two assisted living facilities in the New York Metropolitan area. A court-appointed receiver has operated the facilities since the commencement of the borrowers' consolidated bankruptcy filing in November 2001 and has improved the facilities' cash flows and profitability since that time. Concurrently, the facilities are actively being marketed for sale. Independent third parties have valued the facilities in excess of $16.0 million and, based upon such independent opinion of values, management believes it has allocated an appropriate amount of the allowance for loan losses to this credit.

Non-Interest Income

Non-interest income increased $21.5 million, or 67.0%, from $32.2 million for the year ended December 31, 2001 to $53.7 million for the same period in 2002. The increase reflects the increase in fees and service charges of $4.8 million, or 39.7%, from $12.1 million for the year ended December 31, 2001 to $16.9 million for the comparable 2002 period. The increase was attributable to a rise in fee income and service charges resulting from the continued success of the Bank's checking campaign, as well as increased fee income associated with the sale of non-deposit investment products. Primarily contributing to the increase in non-interest income was joint venture income of $17.5 million for the year ended December 31, 2002, as compared to $6.3 million for the corresponding 2001 period. Such income resulted from the delivery of 275 units in the Company's joint venture for the development of a residential community in Oyster Bay, New York for the year ended December 31, 2002 as compared to 81 units delivered for the year ended December 31, 2001. Also contributing to the increase in non-interest income was an increase of $6.5 million in net gain on securities for the year ended December 31, 2002. The increase in gain on securities reflects management's efforts to reposition the balance sheet during the year ended December 31, 2002. During 2002 the Company sold $1.06 billion of securities as compared to $504.2 million sold during 2001. Income on Bank Owned Life Insurance (BOLI) decreased $234,000 during the current year period reflecting a decrease in the guaranteed rate paid on the cash surrender value of the BOLI policy.

Non-Interest Expense

Total non-interest expense was $102.0 million for the year ended December 31, 2002, as compared to $88.1 million for the year ended December 31, 2001, an increase of $13.9 million, or 15.8%. The increase in non-interest expense was attributable to an increase in general and administrative expenses, primarily relating to increases in compensation and benefits expenses and other non-interest expenses. Additionally, non-interest expense increased due to the incurrence $2.9 million of expense for the year ended December 31, 2002 relating to $63.0 million of Capital Securities issued in March of 2002. See Note 12 to Notes to Consolidated Financial Statements for further discussion of the Capital Securities.

General and administrative expenses for the year ended December 31, 2002 increased $12.0 million, or 15.2%, to $91.7 million from $79.7 million for the year ended December 31, 2001. The increase in general and administrative expenses was primarily due to an increase in compensation and employee benefit costs of $6.3 million, an increase in occupancy and equipment expense of $2.0 million and an increase in other non-interest expenses of $3.7 million.

The increase in compensation and employee benefits of $6.3 million, or 12.9%, primarily was due to an increase in employee performance-based compensation and greater compensation costs associated with the Company's branch expansion. The increase in occupancy and equipment expenses of $2.0 million, or 17.4%, relates to additional costs associated with the operation of several new banking locations which opened in late 2001 and 2002. The $3.7 million, or 24.2%, increase in other non-interest expenses was primarily due to increased item and data processing, professional fees and other operational expenses associated with the increased branch network, as well as higher legal fees related to an increased number of loan closings.

Income Taxes

Provision for income taxes increased $28.1 million, or 54.0%, from $52.2 million recorded during the year ended December 31, 2001 to $80.3 million during the year ended December 31, 2002. This increase was principally due to a $63.3 million, or 38.8%, increase in income before provision for income taxes for the year ended December 31, 2002.

Comparison of Operating Results for the Years Ended December 31, 2001 and 2000

General

The Company reported net income of $111.2 million for the year ended December 31, 2001, or basic and diluted earnings per share of $1.30 and $1.28, respectively, as compared to net income of $89.9 million, or basic and diluted earnings per share of $0.96 and $0.95, respectively, for the year ended December 31, 2000.

Interest Income

Interest income increased to $561.9 million for the year ended December 31, 2001, an increase of $22.1 million, or 4.1%, from $539.8 million for the prior year. This increase was primarily attributable to an increase in average interest-earning assets of $579.8 million, or 7.9%, to $7.93 billion for the year ended December 31, 2001 from $7.35 billion for the prior year. This increase was partially offset by a decrease in the average yield on interest-earning assets of 25 basis points from 7.34% for the year ending December 31, 2000 to 7.09% for the year ended December 31, 2001. The increase in average interest-earning assets was primarily attributable to an increase of $631.4 million in the average balance of mortgage-backed and mortgage related securities, net, a $45.5 million increase in the average balance of debt and equity securities, net, and a $42.4 million increase in the average balance of consumer and other loans, net. These increases were partially offset by a $163.7 million decrease in the average balance of real estate loans, net.

Interest income on mortgage-backed and mortgage related securities, net, increased $29.1 million, or 17.6%, to $193.9 million for the year ended December 31, 2001 from $164.8 million for the same period in 2000. The increase was a result of a $631.4 million, or 26.3%, increase in the average balance of mortgage-backed and mortgage related securities, net, from $2.39 billion for the year ended December 31, 2000 to $3.02 billion for the year ended December 31, 2001. The increase in average balance was due to the utilization of part of the proceeds received from increased borrowings and deposit liabilities, coupled with the re-deployment of principal repayments of real estate loans, to purchase mortgage-backed and mortgage related securities. The increase was partially offset by a 48 basis point decline in the average yield on mortgage-backed and mortgage related securities from 6.89% for the year ended December 31, 2000 to 6.41% for the same period in 2001.

Interest income on debt and equity securities, net, increased $6.6 million, or 9.5%, to $75.8 million for the year ended December 31, 2001 from $69.2 million for the same period in 2000. The increase was principally the result of a 33 basis point increase in the average yield on debt and equity securities, net, from 7.64% for the year ended December 31, 2000 to 7.97% for the same period in 2001. The increase in interest income on debt and equity securities, net, was also due to a $45.5 million, or 5.0%, increase in the average balance of debt and equity securities, net, from $905.9 million for the year ended December 31, 2000 to $951.4 million for the year ended December 31, 2001.

Interest income on consumer and other loans, net, increased $418,000, or 2.0%, to $21.7 million for the year ended December 31, 2001 from $21.3 million for the same period in 2000. The increase was a result of the $42.4 million, or 16.5%, increase in the average balance of consumer and other loans, net, from $256.6 million for the year ended December 31, 2000 to $299.0 million for the year ended December 31, 2001. Offsetting the increase was a decrease of 104 basis points in the average yield on consumer and other loans, net, from 8.30% for the year ended December 31, 2000 to 7.26%, for the same period in 2001. The increase in the average balance of consumer and other loans, net, reflects an increase in home equity and consumer loan volume in 2001 as compared to 2000. The decrease in average yield was principally due to downward repricing of consumer loan products during the declining interest rate environment which prevailed during 2001.

Interest income on real estate loans, net, decreased $14.3 million, or 5.1%, to $269.0 million for the year ended December 31, 2001 from $283.3 million for the same period in 2000. The decrease was a result of the decrease of $163.7 million, or 4.3%, in the average balance of real estate loans, net, outstanding from $3.77 billion for the year ended December 31, 2000 to $3.61 billion for the year ended December 31, 2001, coupled with a five basis point decrease in the average yield on real estate loans from 7.50% for the year ended December 31, 2000 to 7.45% for the same period in 2001. The decrease in the average balance was the result of the increased principal repayments occurring in the one- to four-family loan portfolio in 2001 compared to 2000, combined with management's decision to de-emphasize its reliance on one- to four-family lending. The decrease in yield was principally due to the declining interest rate environment during 2001, which resulted in increased principal repayments as consumers refinanced their loans at lower rates, primarily with third parties.

Interest Expense

Interest expense for the year ended December 31, 2001 was $341.7 million, compared to $342.1 million for the year ended December 31, 2000, a decrease of $441,000, or 0.1%. This decrease was the result of a decline in the average rate paid on interest-bearing liabilities of 47 basis points from 5.14% for the year ended December 31, 2000 to 4.67% for the same 2001 period. This decline in average rate paid was offset by an increase in the average balance of interest-bearing liabilities from $6.65 billion in 2000 to $7.32 billion in 2001. The increase in the average balance of interest-bearing liabilities in 2001 as compared to 2000 was due to increases in the average balances of borrowed funds and interest-bearing deposits.

The average balance of borrowed funds increased $392.3 million, or 14.2%, from $2.76 billion for the year ended December 31, 2000 to $3.15 billion for the year ended December 31, 2001. This increase, offset by a 60 basis point decrease in the average cost of borrowings, resulted in a $4.9 million, or 2.9%, increase in interest expense on borrowed funds, from $167.1 million for the year ended December 31, 2000 to $172.0 million for the year ended December 31, 2001. The proceeds from the increase in average borrowed funds were primarily used to fund asset growth and repurchase the Company's common stock. The decrease in the average cost of borrowings was due to the declining interest rate environment experienced during 2001.

The average balance of interest-bearing deposits increased $281.3 million, or 7.2%, from $3.89 billion for the year ended December 31, 2000 to $4.17 billion for the year ended December 31, 2001. The increase was primarily due to an increase in the average balance of certificates of deposit of $177.9 million, or 7.0%, an increase in the average balance of money market accounts of $82.2 million, or 34.3%, and an increase in the average balance of Super NOW and NOW accounts of $49.3 million, or 29.2%, offset in part by a $28.2 million, or 3.0%, decrease in the average balance of savings accounts. The increase in average interest-bearing deposits was achieved by expansion of the Bank's branch network during late 2000 as well as the introduction of new deposit products and continuation of competitive deposit pricing.

Net Interest Income

Net interest income before provision for loan losses was $220.2 million for the year ended December 31, 2001, an increase of $22.5 million, or 11.4%, from $197.7 million for the year ended December 31, 2000. The increase in net interest income was attributable to increases in the net interest rate spread and margin of 22 and 9 basis points, respectively, for the year ended December 31, 2001 as compared to the year ended December 31, 2000. The increase in the net interest rate spread and margin for 2001 resulted from the Company's interest-bearing liabilities repricing downward at a faster rate than its interest-earning assets during the declining interest rate environment of 2001.

Provision for Loan Losses

The Company had a $850,000 provision for loan losses for the year ended December 31, 2001, as compared to a $1.0 million provision for loan losses for the year ended December 31, 2000. The provision for loan losses for the year ended December 31, 2001 reflects management's qualitative and quantitative assessment of the loan portfolio, net charge-offs and prospects for collection of delinquent loans. The $1.0 million provision for loan losses for the year ended December 31, 2000 related to $11.2 million of loans transferred from RNMC based on management's qualitative and quantitative assessment of the loan portfolio and net charge-offs and prospects for collection of delinquent loans in connection with the divestiture process. At December 31, 2001 and 2000, the allowance for loan losses amounted to $40.6 million and $40.5 million, respectively, and the ratio of such allowance to total non-performing loans was 89.29% and 414.36%, respectively. The ratio of the allowance for loan losses to total non-performing loans principally declined due to two commercial credit relationships, totaling $32.3 million at December 31, 2001, which were placed on non-accrual status during the fourth quarter of 2001. Included in non-performing loans at December 31, 2001 and 2000 were $5.9 million and $3.0 million, respectively, of Federal Housing Administration (FHA) and Veterans Administration (VA) government guaranteed loans. Excluding these loans, non-performing loans totaled $39.6 million and $6.8 million at December 31, 2001 and 2000, respectively, resulting in non-performing loan coverage ratios of 102.50% and 599.73%, respectively. Management assesses the level and adequacy of the allowance for loan losses based on an evaluation of known and inherent risks in the loan portfolio and upon continuing analysis of the factors underlying the quality of the loan portfolio. Management believes the Company's reported allowance for loan losses at December 31, 2001 is both appropriate in the circumstances and adequate to provide for estimated probable losses inherent in the loan portfolio.

Non-Interest Income

Non-interest income increased $26.0 million, or 417.2%, from $6.2 million for the year ended December 31, 2000 to $32.2 million for the same period in 2001. The increase principally reflects the increase in the net gain on securities of $22.3 million from the 2000 period loss of $18.6 million to a net gain on securities of $3.7 million in the 2001 period. In addition to the increase in the net gain on securities, fees and service charges increased $5.0 million, or 70.2%, from $7.1 million for the year ended December 31, 2000 to $12.1 million for the year ended December 31, 2001. The increase in fees and service charges was attributable to a rise in fee income and service charges resulting from the continued success of the Bank's checking campaign, as well as increased fee income associated with the sale of non-deposit investment products.

Income on BOLI increased $3.0 million, or 62.7%, during the year ended December 31, 2001, reflecting a full twelve months of BOLI income, or $7.7 million, as compared to the partial year, or $4.7 million, of BOLI income recorded during the twelve months ended December 31, 2000. Also included in non-interest income for the year ended December 31, 2001 was $6.3 million in income related to the delivery of 81 residential units, during the third and forth quarters of 2001, in connection with the Company's joint venture for the development of a residential community in Oyster Bay, New York. Partially offsetting the above increases was a decrease of $8.6 million in mortgage banking operations income due to the divestiture of RNMC in 2000 and a $2.0 million, or 45.3%, decrease in other non-interest income. Other non-interest income in 2000 included a $3.3 million gain on the sale of the former T R Financial Corp. headquarters in Garden City, New York.

Non-Interest Expense

Total non-interest expense was $88.1 million for the year ended December 31, 2001, as compared to $81.6 million for the year ended December 31, 2000, an increase of $6.5 million, or 8.0%. Included in total non-interest expense for the year ended December 31, 2001 was $8.3 million in prepayment penalties resulting from debt extinguishments. Included in total non-interest expense for the year ended December 31, 2000 was a $12.0 million restructuring charge associated with the divestiture of RNMC.

General and administrative expenses for the year ended December 31, 2001 increased $10.5 million, or 15.2%, to $79.7 million from $69.2 million for the year ended December 31, 2000. The increase in general and administrative expenses was primarily due to an increase in compensation and employee benefit costs of $13.4 million and an increase in occupancy and equipment expense of $951,000. These increases were partially offset by decreases in advertising and promotion expenses of $489,000 and other non-interest expenses of $3.2 million.

The increase in compensation and employee benefits of $13.4 million, or 37.7%, primarily was due to an increase in employee stock and performance-based benefit plans expenses and commissions paid in connection with increases in sales of non-deposit investment products. The increase in compensation and employee benefits for 2001 also reflects a $3.5 million credit for an employee benefit plan settlement gain recognized in 2000. The increase in occupancy and equipment expense of $951,000, or 9.2%, relates to additional costs associated with the operation of several new banking locations which opened in late 2000, coupled with the operation of the Company's headquarters in Jericho, New York, for a full year in 2001. The decrease in advertising and promotion expense of $489,000, or 12.0%, was due to higher promotion expenses recorded in 2000 for the Bank's checking campaign. The $3.2 million, or 17.5%, decrease in other non-interest expenses was primarily due to decreased operational and loan processing expenses related to the discontinuation of residential mortgage lending operations conducted by RNMC, as well as a decrease in other operational and professional expenses.

Income Taxes

Provision for income taxes increased $20.8 million, or 66.2%, from $31.4 million recorded during the year ended December 31, 2000 to $52.2 million during the year ended December 31, 2001. This increase was principally due to a $42.1 million, or 34.7%, increase in income before provision for income taxes from $121.3 million for the year ended December 31, 2000 to $163.4 million for the year ended December 31, 2001.

Liquidity and Capital Resources

The Company's primary sources of funds are deposits, borrowings and proceeds from the principal and interest payments on loans and securities. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows, prepayment of mortgage loans and mortgage-backed securities are greatly influenced by general interest rates, economic conditions and competition.

Another source of funding for the Holding Company is dividend payments from the Bank. Dividends paid by the Bank have primarily been used to fund common stock repurchases, pay dividends on the Company's common stock and to repay borrowings. The Bank's ability to pay dividends to the Holding Company is generally limited by New York State banking law and regulations and the regulations of the Federal Deposit Insurance Corporation and the Office of Thrift Supervision. For the year ended December 31, 2002, the Bank paid $7.2 million of dividends to the Holding Company.

As of December 31, 2002, the Company has issued $190.0 million in unsecured senior notes. Of such notes, $75.0 million are at a rate of 7.50%, which were issued at par, and have a maturity date of December 1, 2008; $115.0 million of such notes are at a rate of 5.75%, which were issued at a price of 99.785%, and have a maturity date of November 15, 2007. The proceeds from the issuance of the senior notes were used for general corporate purposes, including, among other things, the repurchase of the Company's common stock and the repayment of borrowed funds. In addition, the Company currently has the ability to issue an additional $10.0 million in debt and other types of securities, with rates and terms to be determined, pursuant to the Company's $200.0 million shelf registration filed with the SEC during 2001.

On March 20, 2002 the Company, through its wholly-owned subsidiary RPT I, issued $63.0 million in floating rate Capital Securities. Such securities bear interest at 6-month LIBOR plus 360 basis points and are due April 1, 2032. At December 31, 2002, the distribution rate was 5.36%. The proceeds from the issuance of the Capital Securities were used for general corporate purposes, including, among other things, the repurchase of the Company's common stock and the repayment of borrowed funds. The issuance costs, totaling $850,000, associated with the Capital Securities issuance have been capitalized and are being amortized over the life of the security.

The primary investing activities of the Company are the origination of mortgage and construction loans and the purchase of mortgage-backed, mortgage related, debt and equity securities. During the years ended December 31, 2002 and 2001, the Bank originated $147.3 million and $85.0 million, respectively, of one- to four-family mortgage loans. During the year ended December 31, 2002, the Bank originated $731.2 million of construction, multi-family and commercial real estate loans, as compared to $527.4 million in the comparable 2001 period. This increase reflects management's decision to de-emphasize its reliance on one- to four-family lending and capitalize on its higher margin lending operations. Purchases of securities available-for-sale totaled $9.26 billion and $4.87 billion during the years ended December 31, 2002 and 2001, respectively. Purchases of held-to-maturity securities for 2002 totaled $371.5 million. In addition to the aforementioned investing activities, the Company, during 2002, invested $25.0 million in a joint venture with The Holiday Organization of Westbury, New York, for the development of a 177 unit residential community in Mt. Sinai, New York.

In early 2001 the Bank entered into a private label program for the origination of one- to four-family loans through its existing branch network under a mortgage origination assistance agreement with a third party mortgage originator. Under this program, the Bank utilizes the third party's mortgage loan origination platforms (including, among others, telephone and internet platforms) to originate loans, based on defined underwriting criteria and in accordance with Federal National Mortgage Association guidelines, that close in the Bank's name and utilize the Bank's licensing. The Bank funds such loans directly, and, under a separate loan and servicing rights purchase and sale agreement with the same third party, has the option to retain the loans in its portfolio, sell the loans to third party investors or sell the loans to the same third party at agreed upon pricing.

The Bank intends to enter into a private label agreement, during the second quarter of 2003, with a nationally recognized third party for the purpose of originating lines of credit and fixed-rate second mortgages. The loans will be underwritten in accordance with the Bank's underwriting guidelines for these products. The loans may be sold to the originator under a separate purchase and sale agreement at a predetermined price, or the Bank may elect to retain the originated loans for its own portfolio. Additionally, the loans originated under this program will be serviced by a third party servicer.

The Company closely monitors its liquidity position on a daily basis. Excess short-term liquidity is invested in overnight federal funds sold. In the event that the Company should require funds beyond its ability to generate them internally, additional sources of funds are available through the use of reverse-repurchase agreements, FHLB advances and other borrowing facilities. At December 31, 2002, the Company had $4.52 billion in borrowed funds outstanding, as compared to $3.52 billion at December 31, 2001.

At December 31, 2002, the Company had outstanding loan commitments, including standby letters of credit, to advance $448.8 million, primarily for commercial real estate and construction loans. Management anticipates that it will have sufficient funds available to meet its current loan commitments.

In the normal course of business, the Company enters into commitments to purchase securities. As of December 31, 2002, the Company had $809.3 million in commitments to purchase mortgage-backed securities.

Certificates of deposit that are scheduled to mature in one year or less at December 31, 2002 totaled $1.78 billion. Based upon prior experience, and the Company's current pricing strategy, management believes that a significant portion of such deposits will remain with the Company.

The Company's most liquid assets are cash and cash equivalents, money market investments, short-term securities and securities available-for-sale. The levels of these assets are dependent on the Company's operating, financing, lending and investment activities during any given period. At December 31, 2002 and 2001, the Company had $171.0 million and $102.8 million, respectively, in cash and cash equivalents and money market investments. Included in money market investments were $10.5 million of short-term repurchase agreements at December 31, 2002. The Company had no such agreements outstanding at December 31, 2001.

During the year ended December 31, 2002, the Company repurchased 6,363,474 shares of its common stock at an aggregate cost of $120.6 million. As of December 31, 2002, the Company had repurchased 8.6 million of the 8.9 million shares authorized in the Company's eighth stock repurchase program. During the fourth quarter of 2002, the Company announced its ninth stock repurchase plan, which authorizes the purchase of 4.0 million shares of the Company's common stock. Future purchases will be made from time to time, in light of market conditions, at the discretion of management.

During the year ended December 31, 2002, the Company declared quarterly cash dividends totaling $41.9 million, or $0.53 per common share. On February 28, 2003, the Company declared a quarterly cash dividend of $0.15 per common share. The dividend was payable on March 20, 2003 to shareholders of record on March 10, 2003.

Tangible stockholders' equity (stockholders' equity less certain intangible assets) totaled $575.7 million at December 31, 2002, as compared to $568.0 million at December 31, 2001. This increase reflects the change in the Company's stockholders' equity noted in the Comparison of Financial Condition section of Management's Discussion and Analysis of Financial Condition and Results of Operations. Tangible equity is a critical measure of a company's ability to repurchase stock, pay dividends and support greater asset and franchise growth. The Company is subject to various capital requirements, which affect its classification for regulatory purposes, as well as for deposit insurance purposes. These requirements utilize tangible equity as a base component, not equity, as defined by GAAP. Although reported earnings and return on equity are traditional measures of a company's performance, management believes that the growth in tangible equity, or "cash earnings," is also a significant measure of a company's performance. Cash earnings represent the amount by which tangible equity changes each period due to operating results. Cash earnings include reported earnings plus the non-cash charges related to the amortization for the allocation of Employee Stock Ownership Plan (ESOP) and SBIP stock, as well as the amortization of intangible assets. These items have either been previously charged to equity, as in the case of ESOP and SBIP charges through contra-equity accounts, or do not affect tangible equity, such as the market appreciation of allocated ESOP shares, for which the operating charge is offset by a credit to additional paid-in-capital, and intangible asset amortization for which the related intangible asset has already been deducted in the calculation of tangible equity.

Management believes that cash earnings and cash returns on average stockholders' equity and average assets reflect the Company's ability to generate tangible capital that can be leveraged for future growth. Cash earnings and cash returns on average stockholders' equity and average assets are non-GAAP measures, which the Company believes are useful to investors in order to gain an understanding of the trends and the results of operations for the Company's core business. These non-GAAP measures should be viewed in addition to the Company's GAAP results and not in lieu of such GAAP results. For the year ended December 31, 2002, cash earnings totaled $155.8 million, or $9.4 million higher than reported earnings, and generated a cash return on average stockholders' equity of 26.84% and a cash return on average assets of 1.56%.

Impact of Inflation and Changing Prices

The Company's consolidated financial statements have been prepared in accordance with GAAP, which requires the measurement of financial position and operating results in terms of historical dollars without considering the changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of the Company's operations. Unlike industrial companies, nearly all of the assets and liabilities of the Company are monetary in nature. As a result, interest rates generally have a greater impact on the Company's performance than do the effects of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the price of goods and services.

Impact of New Accounting Standards

For discussion regarding the impact of new accounting pronouncements, refer to
Note 1 of Notes to Consolidated Financial Statements.

                              ROSLYN BANCORP, INC.
                 Consolidated Statements of Financial Condition
                      (In thousands, except share amounts)

                                     ASSETS                                              December 31, 2002        December 31, 2001
                                     ------                                              -----------------        -----------------
Cash and cash equivalents:
  Cash and cash items                                                                    $          13,249        $          10,815
  Due from banks                                                                                    55,740                   64,810
                                                                                         -----------------        -----------------
     Total cash and cash equivalents                                                                68,989                   75,625
Money market investments                                                                           102,000                   27,200
Securities:
  Debt securities held-to-maturity, net (fair value of $377,393)                                   374,763                        -
  Debt and equity securities available-for-sale, net (securities pledged of
   $114,426 at December 31, 2001)                                                                1,520,187                1,004,728
  Mortgage-backed and mortgage related securities available-for-sale, net
   (securities pledged of $3,377,061 and $1,754,733 at December 31, 2002 and                     5,418,706                3,560,854
   2001, respectively)
                                                                                         -----------------        ------------------
     Total securities                                                                            7,313,656                4,565,582
Federal Home Loan Bank of New York stock, at cost                                                   97,040                  109,870
Loans held-for-sale                                                                                 11,636                    9,364
Loans receivable held for investment, net:
  Real estate loans, net                                                                         2,861,100                3,412,148
  Consumer and other loans, net                                                                    295,586                  285,012
                                                                                         -----------------        -----------------
     Total loans receivable held for investment, net                                             3,156,686                3,697,160
       Allowance for loan losses                                                                   (43,421)                 (40,634)
                                                                                         -----------------        -----------------
         Total loans receivable held for investment, net of allowance for loan losses            3,113,265                3,656,526
Banking house and equipment, net                                                                    39,558                   32,589
Accrued interest receivable                                                                         58,268                   50,550
Deferred tax asset, net                                                                             19,524                   40,213
Intangible assets                                                                                      860                      986
Other assets                                                                                       195,423                  168,275
                                                                                         -----------------        -----------------
     Total assets                                                                        $      11,020,219        $       8,736,780
                                                                                         =================        =================
                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Liabilities:
  Deposits:
     Savings accounts                                                                    $       1,194,836        $         920,507
     Certificates of deposit                                                                     3,129,469                2,756,737
     Money market accounts                                                                         863,457                  371,007
     Interest-bearing demand deposit accounts                                                      309,724                  256,145
     Demand deposit accounts                                                                       213,364                  182,371
                                                                                         -----------------        -----------------
       Total deposits                                                                            5,710,850                4,486,767
  Official checks outstanding                                                                       38,350                   40,349
  Borrowed funds:
     Reverse-repurchase agreements                                                               2,948,587                1,757,489
     Senior notes                                                                                  189,759                   75,000
     Other borrowings                                                                            1,380,801                1,687,806
                                                                                         -----------------        -----------------
       Total borrowed funds                                                                      4,519,147                3,520,295
  Accrued interest payable and dividends                                                            28,067                   27,475
  Mortgagors' escrow and security deposits                                                          24,296                   30,615
  Accrued taxes payable                                                                             18,946                   21,837
  Accrued expenses and other liabilities                                                            41,049                   40,474
                                                                                         -----------------        -----------------
     Total liabilities                                                                          10,380,705                8,167,812
                                                                                         -----------------        -----------------

Guaranteed preferred beneficial interest in junior subordinated debentures                          63,000                        -

Stockholders' equity:
  Preferred stock, $0.01 par value, 10,000,000 shares authorized; none issued                            -                        -
  Common stock, $0.01 par value, 200,000,000 shares authorized; 118,811,472
    shares issued; 80,752,923 and 87,116,397 shares outstanding at December 31,                      1,188                    1,188
    2002 and 2001, respectively
  Additional paid-in-capital                                                                       509,053                  507,413
  Retained earnings - partially restricted                                                         682,853                  592,865
  Accumulated other comprehensive income (loss):
    Net unrealized gain (loss) on securities available-for-sale, net of tax                          4,047                  (26,573)
  Unallocated common stock held by Employee Stock Ownership Plan (ESOP)                            (43,044)                 (44,838)
  Unearned common stock held by Stock-Based Incentive Plan (SBIP)                                   (3,575)                  (9,132)
  Common stock held by Supplemental Executive Retirement Plan  (SERP), at cost
    (548,800 and 553,080 shares at December 31, 2002 and 2001, respectively)                        (5,997)                  (4,535)
  Treasury stock, at cost (38,058,549 and 31,695,075 shares at December 31,
    2002 and 2001, respectively)                                                                  (568,011)                (447,420)
                                                                                         -----------------        -----------------
  Total stockholders' equity                                                                       576,514                  568,968
                                                                                         -----------------        -----------------
     Total liabilities and stockholders' equity                                          $      11,020,219        $       8,736,780
                                                                                         =================        =================
See accompanying notes to consolidated financial statements.

                              ROSLYN BANCORP, INC.
                        Consolidated Statements of Income
                  Years Ended December 31, 2002, 2001 and 2000
                    (In thousands, except per share amounts)

                                                                              2002          2001             2000
                                                                         -----------    -----------    -----------
Interest income:
     Money market investments                                            $     1,336    $     1,579    $     1,214
     Debt and equity securities                                               97,741         75,786         69,204
     Mortgage-backed and mortgage related securities                         271,549        193,890        164,839
     Real estate loans                                                       215,686        268,956        283,279
     Consumer and other loans                                                 15,978         21,704         21,286
                                                                         -----------    -----------    -----------
         Total interest income                                               602,290        561,915        539,822
                                                                         -----------    -----------    -----------

Interest expense:
     Deposits                                                                130,950        169,735        175,012
     Borrowed funds                                                          193,266        171,955        167,119
                                                                         -----------    -----------    -----------
         Total interest expense                                              324,216        341,690        342,131
                                                                         -----------    -----------    -----------

Net interest income before provision for loan losses                         278,074        220,225        197,691
Provision for loan losses                                                      3,000            850          1,000
                                                                         -----------    -----------    -----------
Net interest income after provision for loan losses                          275,074        219,375        196,691
                                                                         -----------    -----------    -----------

Non-interest income:
     Fees and service charges                                                 16,891         12,089          7,101
     Net gains (losses) on securities                                         10,257          3,727        (18,557)
     Income from bank owned life insurance                                     7,479          7,713          4,741
     Joint venture income                                                     17,494          6,258              -
     Mortgage banking operations                                                   -              -          8,595
     Other non-interest income                                                 1,584          2,373          4,338
                                                                         -----------    -----------    -----------
         Total non-interest income                                            53,705         32,160          6,218
                                                                         -----------    -----------    -----------

Non-interest expense:
     General and administrative expenses:
         Compensation and employee benefits                                   55,126         48,807         35,442
         Occupancy and equipment                                              13,228         11,264         10,313
         Deposit insurance premiums                                              881            840            952
         Advertising and promotion                                             3,708          3,602          4,091
         Other non-interest expenses                                          18,805         15,146         18,361
                                                                         -----------    -----------    -----------
             Total general and administrative expenses                        91,748         79,659         69,159
     Amortization of intangible assets                                           126            126            361
     Real estate operations, net                                                 (65)             9            129
     Capital trust securities                                                  2,891              -              -
     Prepayment penalties on debt extinguishments                              7,331          8,337              -
     Restructuring charge                                                          -              -         11,973
                                                                         -----------    -----------    -----------
         Total non-interest expense                                          102,031         88,131         81,622
                                                                         -----------    -----------    -----------
Income before provision for income taxes                                     226,748        163,404        121,287
Provision for income taxes                                                    80,342         52,161         31,388
                                                                         -----------    -----------    -----------
Net income                                                               $   146,406    $   111,243    $    89,899
                                                                         ===========    ===========    ===========

Basic earnings per share                                                 $      1.85    $      1.30    $      0.96
                                                                         ===========    ===========    ===========
Diluted earnings per share                                               $      1.82    $      1.28    $      0.95
                                                                         ===========    ===========    ===========

See accompanying notes to consolidated financial statements.

                              ROSLYN BANCORP, INC.
           Consolidated Statements of Changes in Stockholders' Equity
                  Years Ended December 31, 2002, 2001 and 2000
                                 (In thousands)

                                                                                                        Accumulated
                                                                                        Retained           Other       Unallocated
                                                                        Additional      Earnings-      Comprehensive     Common
                                                            Common       Paid-in-       Partially         Income          Stock
                                                            Stock        Capital       Restricted         (Loss)       Held by ESOP
                                                          ---------     ----------    -------------    -------------   ------------
Balance at December 31, 1999                             $   1,188     $   491,915   $     478,891    $    (109,557)  $   (48,425)
                                                          ---------     ----------    -------------    -------------   ------------
Comprehensive loss:
  Net income                                                     -               -          89,899                -             -
  Other comprehensive income, net of tax:
     Net unrealized appreciation on securities,
       net of reclassification adjustment (1) (2)                -               -               -           65,143             -

  Comprehensive income

Distribution of ESOP and SERP stock                              -          13,583              (4)               -             -
Exercise of stock options and related tax benefit                -               -          (4,850)               -             -
Allocation of ESOP stock                                         -             381               -                -         1,794
Amortization of SBIP stock awards                                -               -            (103)               -             -
Cash dividends on common stock ($0.41 per share)                 -               -         (38,049)               -             -
Common stock acquired, at cost                                   -               -               -                -             -
                                                          ---------     ----------    -------------    -------------   ------------
Balance at December 31, 2000                                 1,188         505,879         525,784          (44,414)      (46,631)
                                                          ---------     ----------    -------------    -------------   ------------

Comprehensive income:
  Net income                                                     -               -         111,243                -             -
  Other comprehensive income, net of tax:
     Net unrealized appreciation on securities,
       net of reclassification adjustment (1) (2)                -               -               -           17,841             -

  Comprehensive income

Distribution of ESOP and SERP stock                              -             299               -                -             -
Exercise of stock options and related tax benefit                -               -          (3,874)               -             -
Allocation of ESOP stock                                         -           1,235               -                -         1,793
Amortization of SBIP stock awards                                -               -            (503)               -             -
Cash dividends on common stock ($0.46 per share)                 -               -         (39,785)               -             -
Common stock acquired, at cost                                   -               -               -                -             -
                                                          ---------     ----------     -------------    -------------   -----------
Balance at December 31, 2001                                 1,188         507,413         592,865          (26,573)      (44,838)
                                                          ---------     ----------     -------------    -------------   -----------

                                                              Unearned        Common
                                                               Common       Stock Held    Treasury
                                                             Stock Held      by SERP,      Stock,
                                                              by SBIP        at Cost      at Cost        Total
                                                             ----------     ---------     --------     --------
Balance at December 31, 1999                                $  (20,894)   $   (4,191)   $(151,268)    $ 637,659
                                                             ---------     ---------     --------      --------
Comprehensive loss:
  Net income                                                         -             -            -        89,899
  Other comprehensive income, net of tax:
     Net unrealized appreciation on securities,
       net of reclassification adjustment (1) (2)                    -             -            -        65,143
                                                                                                       --------
  Comprehensive income                                                                                  155,042
                                                                                                       --------
Distribution of ESOP and SERP stock                                  -           237            -        13,816
Exercise of stock options and related tax benefit                    -             -            -        (4,850)
Allocation of ESOP stock                                             -             -            -         2,175
Amortization of SBIP stock awards                                5,186             -            -         5,083
Cash dividends on common stock ($0.41 per share)                     -             -            -       (38,049)
Common stock acquired, at cost                                       -          (581)    (189,581)     (190,162)
                                                             ---------    ----------     --------      --------
Balance at December 31, 2000                                   (15,708)       (4,535)    (340,849)      580,714
                                                             ---------    ----------     --------      --------
Comprehensive income:
  Net income                                                         -             -            -       111,243
  Other comprehensive income, net of tax:
     Net unrealized appreciation on securities,
       net of reclassification adjustment (1) (2)                    -             -            -        17,841
                                                                                                       --------
  Comprehensive income                                                                                  129,084
                                                                                                       --------
Distribution of ESOP and SERP stock                                  -             -            -           299
Exercise of stock options and related tax benefit                    -             -            -        (3,874)
Allocation of ESOP stock                                             -             -            -         3,028
Amortization of SBIP stock awards                                6,841             -            -         6,338
Cash dividends on common stock ($0.46 per share)                     -             -            -       (39,785)
Common stock acquired, at cost                                    (265)            -     (106,571)     (106,836)
                                                             ---------    ----------     --------      --------
Balance at December 31, 2001                                    (9,132)       (4,535)    (447,420)      568,968
                                                             ---------    ----------     --------      --------

                              ROSLYN BANCORP, INC.
           Consolidated Statements of Changes in Stockholders' Equity
              Years Ended December 31, 2002, 2001 and 2000 (con't)
                                 (In thousands)

                                                                                        Retained      Accumulated
                                                                         Additional     earnings-        other        Unallocated
                                                            Common        paid-in-     partially     comprehensive    common stock
                                                             stock        capital      restricted    income (loss)    held by ESOP
                                                          ------------  ------------  ------------  ---------------  --------------
Comprehensive income:
  Net income                                                         -             -       146,406                -               -
  Other comprehensive income, net of tax:
    Net unrealized  appreciation  on securities, net of
      reclassification adjustment (1) (2)                            -             -             -           30,620               -

  Comprehensive income

Exercise of stock options and related tax benefit                    -             -       (14,595)               -               -
Allocation of ESOP stock                                             -         1,640             -                -           1,794
Amortization of SBIP stock awards                                    -             -            64                -               -
Cash dividends on common stock ($0.53 per share)                     -             -       (41,887)               -               -
Common stock acquired, at cost                                       -             -             -                -               -
                                                          ------------  ------------  ------------  ---------------  --------------
Balance at December 31, 2002                              $      1,188  $    509,053  $    682,853  $         4,047  $      (43,044)
                                                          ============  ============  ============  ===============  ==============
                                                                             Common
                                                             Unearned      stock held
                                                              common        by Bank's       Treasury
                                                            stock held        SERP,          stock,
                                                              by SBIP        at cost         at cost         Total
                                                           -------------   ------------   ------------   ------------
Comprehensive income:
  Net income                                                           -              -              -        146,406
  Other comprehensive income, net of tax:
    Net unrealized  appreciation  on securities, net of
      reclassification adjustment (1) (2)                              -              -              -         30,620
                                                                                                         ------------
  Comprehensive income                                                                                        177,026
                                                                                                         ------------
Exercise of stock options and related tax benefit                      -              -              -        (14,595)
Allocation of ESOP stock                                               -              -              -          3,434
Amortization of SBIP stock awards                                  5,738              -              -          5,802
Cash dividends on common stock ($0.53 per share)                       -              -              -        (41,887)
Common stock acquired, at cost                                      (181)        (1,462)      (120,591)      (122,234)
                                                           -------------   ------------   ------------   ------------
Balance at December 31, 2002                               $      (3,575)  $     (5,997)  $   (568,011)  $    576,514
                                                           =============   ============   ============   ============

  (1) Disclosure of reclassification amount, net of tax, for the years ended:                2002           2001          2000
                                                                                        -------------  -------------  ------------
       Net unrealized appreciation arising during the year, net of tax                  $      36,815  $      20,047  $     54,390
       Less: Reclassification adjustment for net gains (losses) included in net
             income, net of tax                                                                 6,195          2,206       (10,753)
                                                                                        -------------  -------------  ------------
       Net unrealized appreciation on securities, net of tax                            $      30,620  $      17,841  $     65,143
                                                                                        =============  =============  ============

  (2)  The tax expense relating to the net unrealized appreciation on securities during the years ended December 31, 2002, 2001 and
       2000 was $21.8 million, $12.7 million and $47.3 million, respectively. The tax expense (benefit) relating to the reclassification adjustment for net gains (losses) was $4.1 million, $1.5 million and $(7.8) million, for the years ended
       December 31, 2002, 2001 and 2000, respectively.

See accompanying notes to consolidated financial statements.

                              ROSLYN BANCORP, INC.
                      Consolidated Statements of Cash Flows
                  Years Ended December 31, 2002, 2001 and 2000
                                 (In thousands)

                                                                                            2002            2001           2000
                                                                                         -----------    -----------    -----------
Cash flows from operating activities:
Net income                                                                               $   146,406    $   111,243    $    89,899
Adjustments to reconcile net income to net cash provided by operating activities:
     Provision for loan losses                                                                 3,000            850          1,000
     Provision for other real estate owned losses                                                  -              -             18
     Amortization of intangible assets                                                           126            126            361
     Depreciation and amortization                                                             4,046          3,291          3,181
     Accretion of discounts in excess of amortization of premiums                            (39,950)       (18,114)       (18,564)
     ESOP and SBIP expense, net                                                                9,236          9,366          7,258
     Originations of loans held-for-sale, net of sales                                        (1,357)        (8,114)        69,930
     Net gains on sales of loans                                                                (915)          (428)        (8,225)
     Net (gains) losses on securities                                                        (10,257)        (3,727)        18,557
     Net gains on sales of  fixed assets                                                          (6)          (235)        (3,266)
     Net gains on sales of real estate owned                                                     (95)           (40)           (33)
     Income from bank owned life insurance                                                    (7,479)        (7,713)        (4,741)
     Restructuring charges and merger related costs                                                -              -          7,110
     Income taxes deferred and tax benefits attributable to stock plans                        7,418         (3,624)         4,721
     Changes in assets and liabilities:
           Increase in accrued interest receivable                                            (7,718)        (1,609)        (6,178)
           (Increase) decrease in other assets                                               (14,031)        (8,054)        15,928
           (Decrease) increase in official checks outstanding                                 (1,999)        15,772         (1,181)
           Increase (decrease) in accrued interest payable and dividends                         592         (6,492)         5,043
           (Decrease) increase in accrued taxes payable                                       (2,891)         5,277            655
           Increase (decrease) in accrued expenses and other liabilities                         575         (2,239)       (10,396)
           Net decrease (increase) in deferred costs and fees                                  2,427           (780)        (7,208)
                                                                                         -----------    -----------    -----------
         Net cash provided by operating activities                                            87,128         84,756        163,869
                                                                                         -----------    -----------    -----------
Cash flows from investing activities:
     Proceeds from sales and repayments of securities available-for-sale                   6,985,643      3,535,422      1,094,167
     Net redemption (purchase) of Federal Home Loan Bank stock                                12,830        (34,624)       (47,217)
     Purchases of securities available-for sale                                           (9,259,536)    (4,871,373)      (627,624)
     Purchases of securities held-to-maturity                                               (371,546)             -              -
     Investment in real estate joint ventures                                                (25,000)             -        (25,000)
     Principal repayments on real estate joint venture                                        21,071          3,929              -
     Purchase of bank owned life insurance                                                         -              -       (100,000)
     Net loan repayments (originations)                                                      536,968        389,138       (231,914)
     Purchases of banking house and equipment, net                                           (11,009)        (6,226)        (2,140)
     Proceeds from sales of other real estate owned                                              722            453            144
                                                                                         -----------    -----------    -----------
         Net cash (used in) provided by investing activities                              (2,109,857)      (983,281)        60,416
                                                                                         -----------    -----------    -----------
Cash flows from financing activities:
     Increase (decrease) in demand deposit, money market and savings accounts                851,351        301,116        (11,244)
     Increase  in certificates of deposit                                                    372,732        108,870         42,413
     Increase in short-term reverse-repurchase agreements and other borrowings               191,064        332,606        330,733
     Increase (decrease) in long-term reverse-repurchase agreements and other
      borrowings                                                                             693,029        257,664       (320,249)
     Net proceeds from the issuance of senior notes                                          113,948         73,875              -
     Net proceeds from the issuance of guaranteed preferred beneficial interest in
      junior subordinated debentures                                                          62,335              -              -
     Decrease in mortgagors' escrow and security deposits                                     (6,319)        (3,018)       (25,832)
     Net cash used in exercise of stock options                                              (23,126)        (6,091)        (7,795)
     Cash dividends paid on common stock                                                     (41,887)       (39,785)       (38,049)
     Cost to repurchase treasury stock                                                      (120,591)      (106,571)      (189,581)
     Cost to repurchase common stock for SBIP and SERP                                        (1,643)          (265)          (581)
                                                                                         -----------    -----------    -----------
         Net cash provided by (used in) financing activities                               2,090,893        918,401       (220,185)
                                                                                         -----------    -----------    -----------
     Net increase in cash and cash equivalents                                                68,164         19,876          4,100
     Cash and cash equivalents at beginning of year                                          102,825         82,949         78,849
                                                                                         -----------    -----------    -----------
     Cash and cash equivalents at end of year                                            $   170,989    $   102,825    $    82,949
                                                                                         ===========    ===========    ===========
Supplemental disclosures of cash flow information:
   Cash paid during the period for:
     Interest on deposits and borrowed funds                                             $   323,624    $   348,182    $   337,088
                                                                                         ===========    ===========    ===========
     Income taxes                                                                        $    75,737    $    43,769    $    26,566
                                                                                         ===========    ===========    ===========
   Non-cash investing activities:
     Additions to real estate owned, net                                                 $       866    $       598    $       422
                                                                                         ===========    ===========    ===========

See accompanying notes to consolidated financial statements.

                              ROSLYN BANCORP, INC.
                   Notes to Consolidated Financial Statements

(1)    Summary of Significant Accounting Policies and Related Matters
       --------------------------------------------------------------

Roslyn Bancorp, Inc. (on a stand alone basis, the Holding Company) was organized under Delaware law as the savings and loan holding company for The Roslyn Savings Bank and its subsidiaries (collectively, the Bank) in connection with the Bank's conversion from a New York State chartered mutual savings bank to a New York State chartered stock savings bank on January 10, 1997 (the Conversion). The following is a summary of significant accounting policies of Roslyn Bancorp, Inc. and its wholly-owned subsidiaries (collectively, the Company). The Company's business consists primarily of the business activities of the Bank, which activities include attracting deposits from the general public, originating real property loans (residential mortgage, construction, commercial and multi-family property loans) and consumer loans and selling various financial products. Deposits at the Bank are insured up to applicable limits by the Bank Insurance Fund (BIF) of the Federal Deposit Insurance Corporation (FDIC). The Bank is subject to comprehensive regulation, examination and supervision by the New York State Banking Department (NYSBD) and the FDIC.

   (a) Principles of Consolidation and Basis of Financial Statement Presentation
       -------------------------------------------------------------------------

   The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America
   (GAAP) and include the accounts of the Company and its wholly-owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation. When necessary, certain reclassifications have been made to prior year amounts to conform to the current year presentation.

   In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated financial statements and disclosure of contingent assets and liabilities and results of operations for the periods then ended. Actual results could differ from those estimates and assumptions. Material estimates that are particularly susceptible to change in the near term relate to the determination of the allowance for loan losses, benefit plan expenses and provision for income taxes.

   (b) Cash and Cash Equivalents and Money Market Investments
       ------------------------------------------------------

   For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and money market investments, which includes federal funds sold and short-term repurchase agreements and are generally sold for one- to three-day periods. The Company is required to maintain reserves in accordance with the monetary policy of the Federal Reserve System. Such requirement requires the Company to hold reserves in the form of vault cash, in addition to deposits with the Federal Reserve Bank. As of December 31, 2002, the Company was in compliance with this requirement.

   (c) Debt, Equity, Mortgage-Backed and Mortgage Related Securities
       -------------------------------------------------------------

   The Company classifies debt, readily-marketable equity, mortgage-backed and mortgage related securities in one of the following categories: (1) "held-to-maturity" (management has a positive intent and ability to hold to maturity) which are to be reported at amortized cost; (2) "trading" (held for current resale) which are to be reported at fair value, with unrealized gains and losses included in earnings; and (3) "available-for-sale" (all other debt, equity, mortgage-backed and mortgage related securities) which are to be reported at fair value, with unrealized gains and losses reported, net of tax, as accumulated other comprehensive income or loss, a separate component of stockholders' equity. The Company determines the appropriate classification of each security at the time of purchase.

   Premiums and discounts on debt, mortgage-backed and mortgage related securities are amortized to expense and accreted to income over the estimated life of the respective security using the interest method. Premiums paid on certain callable preferred stock are amortized against income over the period to the call date. Gains and losses on the sales of securities are recognized on realization. Realized gains and losses on sales of securities are computed using the specific identification method. The Company conducts a periodic review and evaluation of the securities portfolio to determine if the value of any security has declined below its carrying value and whether such decline is other than temporary.

   (d)   Loans Receivable and Loans Held-for-Sale
         ----------------------------------------

   Loans receivable are stated at unpaid principal balances, including negative escrow, less unearned discounts, deferred mortgage interest and net deferred loan origination fees. Purchased loans are recorded at cost. Related premiums or discounts on mortgage and other loans purchased are amortized to expense or accreted to income using the interest method over the estimated life of the loans. The Company defers certain loan origination and commitment fees, net of certain origination costs, and amortizes them as an adjustment of the loan yield over the term of the related loan using the interest method. When a loan is sold or repays, the remaining net unamortized fee is taken into income.

   Loans held-for-sale are carried at the aggregate lower of cost or market value as determined by outstanding commitments from investors or current investor yield requirements calculated on an aggregate loan basis.

   Income from mortgage banking operations during the year ended December 31, 2000 was related to the company's mortgage banking subsidiary, Roslyn National Mortgage Corporation (RNMC) and was comprised of the gains or losses generated from the sale of mortgage loans by RNMC into the secondary market, including all fees and mortgage servicing rights related thereto. Due to the divestiture of RNMC, in late 2000, no income from mortgage banking operations was recorded during the years ended December 31, 2002 or 2001.

   A substantial portion of the Company's loans are secured by real estate in the New York Metropolitan area. Accordingly, the ultimate collectibility of such a loan portfolio is susceptible to changes in market conditions in the New York Metropolitan area.

   (e)   Allowance for Loan Losses
         -------------------------

   The allowance for loan losses is based on a periodic analysis of the loan portfolio and reflects an amount that, in management's judgment, is adequate to provide for loan losses in the existing portfolio. In evaluating the portfolio, management takes into consideration numerous factors such as the Company's loan growth, prior loss experience, present and potential risks of the loan portfolio, risk ratings assigned by lending personnel, ratings assigned by the independent loan review function, present financial condition of borrower, current economic conditions and other portfolio risk characteristics. Provisions for loan losses are charged to operations. Loans, including impaired loans, are charged-off against the allowance for loan losses when the collectibility of loan principal is unlikely. Recoveries of loans previously charged-off are credited to the allowance for loan losses.

   Management believes that the allowance for loan losses at December 31, 2002 is adequate. In connection with the determination of the allowance for loan losses, management generally obtains independent appraisals for significant properties. While management uses available information to determine losses on loans, future additions to the allowance may be necessary based on unanticipated changes in economic conditions, particularly in the New York Metropolitan area. In addition, the NYSBD and the FDIC, as part of their examination processes, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

   The Company considers a loan impaired when, based upon current information and events, it is probable that it will be unable to collect all amounts due for both principal and interest, according to the contractual terms of the loan agreement. Loans individually reviewed for impairment by the Company are limited to loans modified in a troubled debt restructuring (TDR) and commercial and multi-family first mortgage loans. The smaller-balance homogeneous loans that are collectively evaluated for impairment by the Company include one- to four-family first mortgage loans, student loans and consumer loans, other than those modified in a TDR. The measurement value of the Company's impaired loans is based on the fair value of the underlying collateral. The Company identifies and measures impaired loans in conjunction with its review of the adequacy of its allowance for loan losses. Specific factors utilized in the identification of impaired loans include, but are not limited to, delinquency status, loan-to-value ratio, the condition of the underlying collateral, credit history and debt coverage.

   It is the Bank's policy generally to discontinue accruing interest on all loans which are more than 90 days past due with contractual terms, or when, in the opinion of management, such suspension is warranted. When a loan is placed on non-accrual status and/or is considered to be impaired, the Bank ceases the accrual of interest owed and previously accrued interest is charged against interest income. Loans generally are returned to accrual status when the loan delinquency status is less than 90 days past due and the Bank has reasonable assurance that the loan will be fully collectible. Uncollectible amounts are charged-off to the allowance for loan losses when all collection efforts have been exhausted.

   Cash receipts on non-accrual loans, including impaired loans, are generally applied to principal and interest in accordance with the contractual terms of the loan. If full payment of principal is not expected, the Company will either defer the recognition of interest until the loan performs according to its original terms or apply all of the principal and interest payments received as a reduction of the carrying value of the loan.

   (f)   Banking House and Equipment
         ---------------------------

   Land is carried at cost and banking houses are carried at cost, less accumulated depreciation. Depreciation on banking houses is computed on the straight-line method over a twenty-five- to fifty-year period. Leasehold improvements are stated at cost, less accumulated amortization. Amortization of leasehold improvements is computed on the straight-line method over the terms of the respective lease or the life of the improvement, whichever is shorter. Furniture, fixtures and equipment are stated at cost, less accumulated depreciation. Depreciation on furniture, fixture and equipment is computed on the straight-line method over the estimated service lives, which is generally a three- to ten-year period.

   (g)   Real Estate Owned
         -----------------

   Real estate owned (REO) properties acquired through foreclosure or deed-in-lieu of foreclosure are reported at the lower of cost or estimated fair value less estimated selling costs at the acquisition date. Cost represents the unpaid loan balance at the acquisition date plus expenses, when appropriate, incurred to bring the REO property to a salable condition. Any write-down of the recorded investment in a related loan is charged to the allowance for loan losses upon transfer of the property to REO. The Company will maintain an allowance, when necessary, for subsequent declines in an REO property's carrying value. Certain costs relating to holding such properties, and gains or losses resulting from the disposition of such properties, are recognized in the period they are incurred. At December 31, 2002 and 2001, the Company had $717,000 and $478,000 of real estate owned, respectively, which is included in other assets in the accompanying consolidated statements of financial condition.

   (h)   Intangible Assets
         -----------------

   The Company adopted Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets," as of January 1, 2002. Goodwill and intangible assets with indefinite useful lives are not amortized, but instead tested for impairment at least annually in accordance with the provision of SFAS No. 142. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values and reviewed for impairment in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Prior to the adoption of SFAS No. 142 the Company amortized its intangible assets in accordance with Accounting Principles Board (APB) Opinion No. 17, "Intangible Assets," which required the amortization of intangible assets over their estimated useful life. The Company's intangible assets, which consist of deposit intangibles, under SFAS No.142, and previously under APB No. 17, are being fully amortized on straight-line basis over the estimated useful life of ten years. Pursuant to SFAS No. 142, as of January 1, 2002, the Company assesses intangible assets for impairment annually, or more frequently if circumstances indicate impairment may have occurred. During 2002, the Company determined that such intangible assets were not impaired.

   (i)   Income Taxes
         ------------

   Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. To the extent that current available evidence about the future realization of the deferred tax assets raises doubt about the recorded amount, a valuation allowance must be established. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

   (j)   Summary of Retirement Benefits
         ------------------------------

   The Company's retirement plan is non-contributory and covers substantially all eligible employees. The plan conforms to the provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA). The Company's policy is to accrue for all pension costs and to fund the maximum amount allowable for tax purposes. Actuarial gains and losses that arise from changes in assumptions concerning future events used in estimating pension costs are amortized over a period that reflects the long-range nature of pension expense. The Company accounts for post-retirement benefits whereby the cost of providing those benefits to an employee, and the employee's beneficiaries and covered dependents, are accrued during the years that the employee renders the necessary service.

   (k)   Stock-Based Compensation
         ------------------------

   As allowed by SFAS No. 123, "Accounting for Stock-Based Compensation," the Company adheres to the intrinsic-value-based method of APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations to account for stock options granted under the Company's Stock-Based Incentive Plans (SBIP). Under this method no compensation expense is recognized as all options granted under the SBIP had an exercise price equal to the market value of the underlying common stock on the date of grant. The Company adheres to the disclosure requirements of SFAS No. 123. The following table illustrates the effect on net income and earnings per share if the fair value based method of SFAS No. 123 had been applied for the years ended December 31, 2002, 2001 and 2000:

                                                                2002               2001                 2000
                                                             ----------         ----------           ---------
                                                                    (In thousands, except per share data)
     Net income, as reported                                 $  146,406         $  111,243           $  89,899
     Less: Total stock-based employee compensation
            expense determined under fair value method
            for all options, net of tax                          (4,566)            (4,407)             (2,507)
                                                             ----------         ----------           ---------
     Pro forma net income                                    $  141,840         $  106,836           $  87,392
                                                             ==========         ==========           =========

     Basic earnings per share:
            As reported                                      $     1.85         $     1.30           $    0.96
            Pro forma                                              1.79               1.25                0.93

     Diluted earnings per share:
            As reported                                      $     1.82         $     1.28           $    0.95
            Pro forma                                              1.76               1.22                0.92

     In accordance with SFAS No. 123, the Company used the Black-Scholes option pricing model with the following weighted average assumptions to value the options granted for the years ended December 31, 2002, 2001 and 2000:

                                                  2002        2001       2000
                                                -------      ------     ------

       Dividend yield                             3.11 %      2.65 %     2.25 %
       Expected volatility                       34.00 %     37.00 %    40.00 %
       Risk-free interest rate                    1.97 %      3.53 %     6.11 %
       Expected option lives (in years)           3.03        3.19       3.03

   The per share weighted average fair value (using the Black-Scholes option pricing model) of stock options granted during the years ended December 31, 2002, 2001 and 2000, was $5.30, $6.29 and $4.41, respectively. The effects of applying SFAS No. 123, for either recognizing or disclosing compensation cost under such pronouncement, may not be representative of the effect on reported net income for future periods.

   Deferred compensation for SBIP awards of the Company's common stock is recorded as a reduction of stockholders' equity and represents the cost of the Company's common stock purchased by the Company and contributed to the SBIP. Compensation expense is recognized over the vesting period of stock awards based upon the fair value of the Company's common stock at the measurement date. The difference between the cost of the Company's common stock as compared to their fair value at the measurement date is treated as an adjustment to stockholders' equity.

   Compensation expense for the Employee Stock Ownership Plan (ESOP) is recorded at an amount equal to the number of shares of the Company's common stock allocated to the participants during each year multiplied by the average fair market value of these shares during such year. The Company recognizes compensation expense ratably over the year based upon the estimated number of ESOP shares to be allocated each December 31/st/. The difference between the average fair market value and the cost of the shares allocated by the ESOP is recorded as an adjustment to additional paid-in-capital.

   (l)   Earnings Per Share (EPS)
         ------------------------

   Basic EPS is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. The weighted average common shares outstanding includes the average number of shares of common stock outstanding adjusted for the weighted average number of unallocated shares held by the ESOP and SBIP. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shares in the earnings of the Company.

   (m)   Treasury Stock
         --------------

   Common stock shares repurchased are recorded as treasury stock at cost.

   (n)   Segment Reporting
         -----------------

   In accordance with SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," the Company determined that all of its activities constitute only one reportable operating segment.

   (o)   New Accounting Pronouncements
         -----------------------------

   In December 2002, the Financial Accounting Standards Board (FASB) issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB Statement No. 123." SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation" to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require more prominent disclosures in both annual and interim financial statements. Most provisions of SFAS No. 148, including transition amendments, are effective for fiscal years ending after December 15, 2002, as such, certain of the disclosure modifications are included herein as Note 1(k) to the Notes to Consolidated Financial Statements. The Company is currently considering the adoption of fair value based method of accounting for stock-based employee compensation of stock options. The potential impact to the Company of adopting such accounting can be seen in Note 1(k) of the Notes to Consolidated Financial Statements.

   In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." Such Interpretation elaborates on the disclosures to be made by a guarantor about its obligations under certain guarantees issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this Interpretation apply to guarantees issued or modified after December 31, 2002. The Company will adopt these provisions on January 1, 2003. The disclosure provisions of this Interpretation are effective for financial statements with annual periods ending after December 15, 2002. The Company has applied the disclosure provisions of this Interpretation as of December 31, 2002, as required. See Note 19 of the Notes to Consolidated Financial Statements.

   In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." The Statement updates, clarifies and simplifies existing accounting pronouncements. SFAS No. 145 rescinds SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt," which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. The provisions of SFAS No. 145 are effective for fiscal years beginning after May 15, 2002. As encouraged by this pronouncement, the Company adopted the provisions of SFAS No. 145 related to the treatment of debt extinguishments as of October 1, 2002. Accordingly, the penalty resulting from the early extinguishment of repurchase agreements for the year ended December 31, 2002 in the amount of $7.3 million is recorded as a component of non-interest expense. Similar penalties of $8.3 million ($5.0 million, net of tax) that were recorded as an extraordinary item during the year ended December 31, 2001 have been reclassified as components of non-interest expense and provision for income taxes. There will be no material impact on the Company's consolidated statements of financial condition or consolidated statements of income upon adoption of the remaining provisions of SFAS No. 145.

   In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which replaced SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 144 established a single accounting model, based on the framework established in SFAS No. 121, for long-lived assets to be disposed of by sale. The provisions of SFAS No. 144 were effective for financial statements issued for fiscal years beginning after December 15, 2001. There was no impact on the Company's consolidated statements of financial condition or consolidated statements of income upon adoption of SFAS No. 144 on January 1, 2002.

   (2)   Acquisition of T R Financial Corp.
         ----------------------------------

   On February 16, 1999, a merger between T R Financial Corp., a Delaware company, and the Company was completed with the Company as the surviving corporation (the Merger). The transaction was treated as a tax-free reorganization and accounted for using the pooling-of-interests method of accounting, and accordingly, all historical financial information for the Company has been restated to include T R Financial Corp.'s historical information for the earliest period presented.

   A pre-tax charge of $89.2 million of merger related costs associated with the acquisition of T R Financial Corp. was recorded during the year ended December 31, 1999. At December 31, 2002, $32,000 of such costs, which relate to certain employment benefits, remains in other liabilities in the accompanying consolidated statements of financial condition.

   (3)   Restructuring Charge
         --------------------

   On August 28, 2000, the Company announced strategic initiatives and plans to discontinue the residential mortgage banking business through the divestiture of its mortgage banking subsidiary, RNMC. In connection with this strategy, the Bank sold a substantial part of the residential origination capabilities of RNMC to a third party mortgage company during the fourth quarter of 2000. Substantially all of RNMC's remaining residential loan production operations were divested during the fourth quarter of 2000.

   The divestiture of RNMC included, among other things, the termination of employees, disposal of the net assets of the Company and the cancellation of various contracts. The Company recognized as liabilities only those items that qualify for recognition under the consensus reached in Issue No. 94-3 by the Emerging Issues Task Force, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit An Activity (including Certain Costs Incurred in a Restructuring)."

   The Company recorded all direct costs related to the RNMC divestiture as liabilities and the total pre-tax charge of $12.0 million was classified as a restructuring charge in the Company's consolidated statement of income for the year ended December 31, 2000. As of December 31, 2001 the Company had no remaining unpaid accrued restructuring charge balance related to the RNMC divestiture.

(4)  Securities, net
     ---------------

Securities, net, at December 31, 2002 and 2001 are summarized as follows:

                                                                                           At December 31, 2002
                                                                            ------------------------------------------------------
                                                                                             Gross         Gross         Estimated
                                                                            Amortized     Unrealized     Unrealized        Fair
                                                                               Cost         Gains          Losses          Value
                                                                            ----------    ----------     ----------     ----------
Held-to-maturity:                                                                             (In thousands)
   Debt securities, net:
    United States Government agencies, net                                  $  374,763    $    2,630     $        -     $  377,393
                                                                            ----------    ----------     ----------     ----------
      Total debt securities held-to-maturity, net                           $  374,763    $    2,630     $        -     $  377,393
                                                                            ==========    ==========     ==========     ==========

Available-for-sale:
   Debt securities, net:
    United States Government agencies, net                                  $  868,416    $    2,989     $      (11)    $  871,394
    State, county and municipal                                                  4,478           381              -          4,859
    Other                                                                        1,000             -              -          1,000
                                                                            ----------    ----------     ----------     ----------
      Total debt securities available-for-sale, net                            873,894         3,370            (11)       877,253
                                                                            ----------    ----------     ----------     ----------

   Equity securities, net:
    Preferred and common stock                                                 166,616         4,287        (16,571)       154,332
    Trust preferreds, net                                                      479,808         2,464         (6,170)       476,102
    Other                                                                       14,808             8         (2,316)        12,500
                                                                            ----------    ----------     ----------     ----------
      Total equity securities available-for-sale, net                          661,232         6,759        (25,057)       642,934
                                                                            ----------    ----------     ----------     ----------
      Total debt and equity securities available-for-sale, net               1,535,126        10,129        (25,068)     1,520,187
                                                                            ----------    ----------     ----------     ----------

   Mortgage-backed and mortgage related securities, net:
    GNMA pass-through securities, net                                           84,705         5,448              -         90,153
    FNMA pass-through securities, net                                           32,847         1,994              -         34,841
    FHLMC pass-through securities, net                                          67,901         5,042              -         72,943
    Whole loan private collateralized mortgage obligations, net                298,288         1,343            (53)       299,578
    Agency collateralized mortgage obligations, net                          4,898,389        14,663         (6,624)     4,906,428
    Whole loan state agency mortgage-backed securities                          14,763             -              -         14,763
                                                                            ----------    ----------     ----------     ----------
      Total mortgage-backed and mortgage related
       securities available-for-sale, net                                    5,396,893        28,490         (6,677)     5,418,706
                                                                            ----------    ----------     ----------     ----------
      Total securities available-for-sale, net                              $6,932,019    $   38,619     $  (31,745)    $6,938,893
                                                                            ==========    ==========     ==========     ==========

                                                                                      At December 31, 2001
                                                             --------------------------------------------------------------------
                                                                                   Gross              Gross          Estimated
                                                              Amortized         Unrealized         Unrealized          Fair
                                                                 Cost              Gains             Losses            Value
                                                             -------------    ----------------    --------------   --------------
Available-for-sale:                                                                     (In thousands)
  Debt securities, net:
     United States Government - direct and
       guaranteed, net                                      $       1,000    $          20       $           -    $       1,020
     United States Government agencies, net                       355,255              235              (5,765)         349,725
     State, county and municipal                                    4,470              480                   -            4,950
                                                             -------------    ----------------    --------------   --------------
  Total debt securities available-for-sale, net                   360,725              735              (5,765)         355,695
                                                             -------------    ----------------    --------------   --------------

  Equity securities, net:
     Preferred and common stock                                   135,998            2,574             (18,419)         120,153
     Trust preferreds, net                                        533,823                -             (19,010)         514,813
     Other                                                         14,556              391                (880)          14,067
                                                             -------------    ----------------    --------------   --------------
  Total equity securities available-for-sale, net                 684,377            2,965             (38,309)         649,033
                                                             -------------    ----------------    --------------   --------------
  Total debt and equity securities
       available-for-sale, net                                  1,045,102            3,700             (44,074)       1,004,728
                                                             -------------    ----------------    --------------   --------------

   Mortgage-backed and mortgage related securities, net:
    GNMA pass-through securities, net                             368,449            7,846                   -          376,295
    FNMA pass-through securities, net                              57,274            1,681                  (7)          58,948
    FHLMC pass-through securities, net                            353,911            5,311                 (10)         359,212
    GNMA adjustable-rate mortgage pass-through
       securities, net                                            126,703            1,477                   -          128,180
    Whole loan private collateralized mortgage
       obligations, net                                         1,065,924            6,430              (5,351)       1,067,003
    Agency collateralized mortgage obligations, net             1,593,767              311             (22,862)       1,571,216
                                                             -------------    ----------------    --------------   --------------
  Total mortgage-backed and mortgage related securities
       available-for-sale, net                                  3,566,028           23,056             (28,230)       3,560,854
                                                             -------------    ----------------    --------------   --------------
  Total securities available-for-sale, net                  $   4,611,130    $      26,756       $     (72,304)   $   4,565,582
                                                             =============    ================    ==============   ==============

Sales of securities for the years ended December 31, 2002, 2001 and 2000 are summarized as follows:

                                                                           2002             2001                 2000
                                                                      -------------    --------------       -------------
  Proceeds from sales:                                                                 (In thousands)
        Equity securities                                             $    128,923     $       48,879      $      56,227
        Debt securities                                                     15,340                  -             29,165
        Mortgage-backed and mortgage related securities                    920,511            455,369            515,292

    Gross gains:
        Equity securities                                             $         58     $        1,748      $       6,811
        Debt securities                                                          -                  -                 48
        Mortgage-backed and mortgage related securities                     10,279              2,175                  4

    Gross losses:
        Equity securities                                             $         73     $          185      $       2,787
        Debt securities                                                          7                  -              1,273
        Mortgage-backed and mortgage related securities                          -                 11             21,360

The contractual maturities of mortgage-backed, mortgage related and debt securities, net, at December 31, 2002 are as follows:

                                                     Available-for-Sale                      Held-to-Maturity
                                            ----------------------------------     ------------------------------------
                                               Amortized          Estimated           Amortized            Estimated
                                                 Cost             Fair Value             Cost             Fair Value
                                            ---------------     --------------     ----------------    ----------------
                                                                         (In thousands)
Within 1 year                                $           -       $           -      $            -      $             -
After 1 year through 5 years                         1,482               1,514                   -                    -
After 5 years through 10 years                       1,884               2,100                   -                    -
Over 10 years                                    6,267,421           6,292,345             374,763              377,393
                                            --------------      --------------     ---------------     ----------------
                                             $   6,270,787       $   6,295,959      $      374,763      $       377,393
                                            ==============      ==============     ===============     ================

Contractual maturities may differ from expected maturities since borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

(5) Loans Held-for-Sale and Loans Receivable Held for Investment, net
    -----------------------------------------------------------------

Loans held-for-sale at December 31, 2002 and 2001 are summarized as follows:

                                                 2002                2001
                                          -----------------    ----------------
                                                      (In thousands)

One- to four-family loans                 $         10,972      $        8,590
Student loans                                          664                 774
                                          -----------------   -----------------
         Total loans held-for-sale        $         11,636      $        9,364
                                          =================   =================

Student loans generally are sold to the Student Loan Marketing Association during the grace period of the loan, before principal repayment begins. During the years ended December 31, 2002, 2001 and 2000, the Company recorded aggregate net gains of $37,000, $42,000 and $63,000, respectively, on sales of student loans. The Company originates fixed-rate and adjustable-rate one- to four-family loans through a third party for immediate sale back to the same third party. During the years ended December 31, 2002, 2001, 2000 the Company recorded aggregate net gains of $878,000, $386,000 and $8.2 million, respectively, on sales of one- to four-family loans.

    Loans receivable held for investment, net, at December 31, 2002 and 2001 are summarized as follows:

                                                                                                     2002             2001
                                                                                                 -------------    -------------
                                                                                                         (In thousands)
Real estate loans:
     One- to four-family                                                                         $   1,289,603    $   2,281,477
     Multi-family                                                                                      337,244          173,780
     Commercial real estate                                                                            800,099          629,663
     Construction and development                                                                      423,119          312,630
                                                                                                 -------------    -------------
         Total real estate loans                                                                     2,850,065        3,397,550
     Net unamortized discount and deferred income                                                         (532)          (1,081)
     Net deferred loan origination costs                                                                11,567           15,679
                                                                                                 -------------    -------------
         Total real estate loans, net                                                                2,861,100        3,412,148
                                                                                                 -------------    -------------
Consumer and other loans, net:
     Consumer and other                                                                                 97,834           67,587
     Home equity and second mortgage                                                                   192,780          175,192
     Automobile leases                                                                                   3,166           40,481
                                                                                                 -------------    -------------
         Total consumer and other loans                                                                293,780          283,260
     Net deferred loan origination costs                                                                 1,806            1,752
                                                                                                 -------------    -------------
         Total consumer and other loans, net                                                           295,586          285,012
                                                                                                 -------------    -------------
           Total loans receivable held for investment, net                                           3,156,686        3,697,160
Allowance for loan losses                                                                              (43,421)         (40,634)
                                                                                                 -------------    -------------
           Total loans receivable held for investment, net of allowance for loan losses          $   3,113,265    $   3,656,526
                                                                                                 =============    =============

The outstanding principal balance of non-accrual loans was $38.3 million, $39.6 million and $9.8 million at December 31, 2002, 2001 and 2000, respectively. Interest income on non-accrual loans that would have been recorded if the loans had been performing in accordance with their original terms aggregated $3.0 million, $1.6 million and $596,000 during the years ended December 31, 2002, 2001 and 2000, respectively. Actual interest income recorded on non-accrual loans was $65,000, $1.2 million and $490,000 for the years ended December 31, 2002, 2001 and 2000, respectively. At December 31, 2002 and 2001 there was $3.6 million and $5.9 million, respectively, of Federal Housing Administration (FHA) and Veterans Administration (VA) government guaranteed loans that were past due 90 days or more and still accruing.

The Company's recorded investment in impaired loans at December 31, 2002 and 2001 was $37.2 million and $37.3 million, respectively. The Company did not maintain a related allowance for these loans. The Company's average recorded investment in impaired loans for the years ended December 31, 2002, 2001 and 2000 was $37.3 million, $6.4 million and $3.5 million, respectively. Interest income recognized on impaired loans, which was not materially different from cash-basis interest income for such loans, amounted to $379,000, $200,000 and $54,000 for the years ended December 31, 2002, 2001 and 2000, respectively.

The Company has entered into various agreements to service loans for others. At December 31, 2002 and 2001, the Company serviced for others loans with total balances of $71.7 million and $104.1 million, respectively. The Company has not retained a participation in these loans. The right to service loans for others is generally obtained by either the sale of loans with servicing retained or through the open market purchase of MSRs.

During the years ended December 31, 2002 and 2001 the Company sold, without recourse, $146.7 million and $70.5 million of loans with servicing released, respectively. During the year ended December 31, 2000 the Company sold, without recourse, $387.2 million of loans principally with servicing retained. Servicing fee income of $1.1 million, $1.2 million and $3.6 million is included in other non-interest income in the accompanying consolidated statements of income for the years ended December 31, 2002, 2001 and 2000, respectively.

Fees earned for servicing loans are reported as income when the related mortgage loan payments are collected. For the years ended December 31, 2002, 2001 and 2000 there was no valuation allowance for impairment of MSRs.

MSR activity as of and for the years ended December 31, 2002, 2001 and 2000 is summarized as follows:

                                                              2002                 2001                2000
                                                        ----------------     ----------------    ---------------
                                                                              (In thousands)
        Balance at beginning of year                    $          1,422     $          1,680    $        18,070
        Originated mortgage servicing rights                           -                    -              4,374
        Less:
                 Mortgage servicing rights sold                        -                    -            (19,115)
                 Amortization                                       (336)                (258)            (1,649)
                                                        ----------------     ----------------    ---------------
        Balance at end of year                          $          1,086     $          1,422    $         1,680
                                                        ================     ================    ===============

During 2000, the Company sold the rights to service $1.23 billion of loans, resulting in a gain of $3.3 million. No such transactions occurred during the years ended December 31, 2002 and 2001.

(6) Allowance for Loan Losses

Impaired loans and related allowances for loan losses are identified and calculated in accordance with the provisions of SFAS No. 114, "Accounting by Creditors for Impairment of a Loan- an amendment of FASB Statements No. 5 and 15." The remainder of the allowance for loan losses is determined in accordance with the provisions of SFAS No. 5, "Accounting for Contingencies." As such, the Company has provided amounts that exceed the immediately identified losses associated with loans that have been deemed impaired. Provisions have been made and established accordingly, based upon experience and expectations, for losses associated with the general population of loans, specific industry and loan types, including residential and consumer loans which are not generally subject to the provisions of SFAS No. 114.

The following is a summary of the activity in the allowance for loan losses account for the years ended December 31, 2002, 2001 and 2000:

                                                              2002                  2001               2000
                                                        ----------------        -------------    ---------------
                                                                                (In thousands)
Balance at beginning of year                            $         40,634     $         40,524    $        40,155
Provision for loan losses                                          3,000                  850              1,000
Charge-offs                                                         (277)                (821)              (893)
Recoveries                                                            64                   81                262
                                                        ----------------        -------------    ---------------
Balance at end of year                                  $         43,421     $         40,634    $        40,524
                                                        ================        =============    ===============

    (7)  Banking House and Equipment, net
         --------------------------------

    A summary of banking house and equipment, at cost, net of accumulated depreciation and amortization, and land, at cost, at December 31, 2002 and 2001 is as follows:

                                                                  2002              2001
                                                            ----------------  ----------------
                                                                        (In thousands)
        Land                                                $          3,227  $          3,227
        Banking house                                                 39,698            32,644
        Furniture, fixtures and equipment                             22,296            18,183
                                                            ----------------  ----------------
                                                                      65,221            54,054
        Accumulated depreciation and amortization                    (25,663)          (21,465)
                                                            ----------------  ----------------
                                                            $         39,558  $         32,589
                                                            ================  ================

    Depreciation and amortization of banking house and equipment of $4.0 million, $3.3 million and $3.2 million was included in occupancy and equipment expense for the years ended December 31, 2002, 2001 and 2000, respectively.

    (8)  Accrued Interest Receivable
         ---------------------------

    Accrued interest receivable at December 31, 2002 and 2001 is summarized as follows:

                                                                  2002              2001
                                                            ----------------  ----------------
                                                                        (In thousands)
        Loans                                               $         16,032  $         22,596
        Mortgage-backed and mortgage related securities               25,544            18,355
        Debt and equity securities                                    16,692             9,599
                                                            ----------------  ----------------
                                                            $         58,268  $         50,550
                                                            ================  ================

     (9) Intangible Assets
         -----------------

    The following table sets forth information regarding intangible assets at December 31, 2002 and 2001:

                                                                  2002              2001
                                                            ----------------  ----------------
                                                                        (In thousands)
Deposit intangibles:
     Gross carrying amount                                  $          1,259  $          1,259
     Accumulated amortization                                           (399)             (273)
                                                            ----------------  ----------------
         Carrying amount, net                               $            860  $            986
                                                            ================  ================

The following table sets forth the anticipated amortization expense, as of December 31, 2002, for the years indicated:

Deposit intangibles:                                               Amount
                                                            --------------------
     Estimated amortization expense for the years ended:       (In thousands)
         December 31, 2003                                  $            126
         December 31, 2004                                               126
         December 31, 2005                                               126
         December 31, 2006                                               126
         December 31, 2007                                               126

The weighted average amortization period for the deposit intangibles is ten years. The Company incurred amortization expense of $126,000 for the year ended December 31, 2002 related to deposit intangibles.

(10) Deposits
     --------

Deposit account balances at December 31, 2002 and 2001 are summarized as follows:

                                                      2002                             2001
                                         -----------------------------    -------------------------------
                                           Weighted                           Weighted
                                           Average                            Average
                                             Rate            Amount             Rate          Amount
                                         ----------       ------------    -------------    --------------
                                                                (Dollars in thousands)
       Type of account:
            Savings                         1.09%         $  1,194,836          1.24%      $    920,507
            Certificates of deposit         3.12             3,129,469          3.88          2,756,737
            Money market                    2.22               863,457          1.45            371,007
            Super NOW and NOW               0.47               309,724          0.64            256,145
            Demand deposit                     -               213,364             -            182,371
                                                          ------------                     ------------
                                                          $  5,710,850                     $  4,486,767
                                                          ============                     ============

Scheduled maturities of certificates of deposit at December 31, 2002 and 2001 are as follows:

                                                    2002                                               2001
                                        -------------------------------------   -----------------------------------------
                                        Weighted                                  Weighted
                                         Average                                  Average
                                          Rate         Amount        Percent        Rate            Amount       Percent
                                       ----------   ------------    ---------    ----------      ------------   ---------
                                                                       (Dollars in thousands)
1 year or less                           2.36%      $  1,775,405      56.74%        3.69%        $  2,201,406      79.85%
Greater than 1 year through 2 years      3.47            687,311      21.96         4.16              309,781      11.24
Greater than 2 years through 3 years     3.96            212,417       6.79         5.20              130,673       4.74
Greater than 3 years through 4 years     4.67            125,934       4.02         5.40               20,284       0.74
Greater than 4 years through 5 years     4.89            252,383       8.06         4.93               73,120       2.65
Over 5 years                             5.23             76,019       2.43         5.55               21,473       0.78
                                                    ------------    -------                       -----------     ------
                                                    $  3,129,469     100.00%                        2,756,737     100.00%
                                                    ============    =======                       ===========     ======

Additionally, included in certificates of deposit at December 31, 2002 and 2001 were brokered deposits totaling $226.4 million and $59.1 million, respectively. Certificates of deposit in excess of $100,000 were $756.2 million and $595.9 million at December 31, 2002 and 2001, respectively.

The FDIC insures deposits of account holders up to $100,000 per insured depositor. To provide for this insurance, the Company must pay a risk-based annual assessment, which considers the financial soundness of the institution and its capitalization level (see Note 20). At December 31, 2002, 2001 and 2000, the Company was assessed at the FDIC's lowest assessment level, as a "well capitalized" institution. For the years ended December 31, 2002, 2001 and 2000, the Company paid $881,000, $840,000 and $952,000, respectively, in FDIC insurance premiums.

Interest expense on deposit balances for the years ended December 31, 2002, 2001 and 2000 is summarized as follows:

                                                  2002             2001            2000
                                               -----------      ----------      ----------
                                                              (In thousands)
            Savings accounts                   $    11,551      $   14,604      $   17,571
            Certificates of deposit                105,239         142,169         143,799
            Money market accounts                   12,413          10,046          10,512
            Super NOW and NOW accounts               1,747           2,916           3,130
                                               -----------      ----------      ----------
                                               $   130,950      $  169,735      $  175,012
                                               ===========      ==========      ==========

(11) Borrowed Funds
     --------------

Borrowed funds at December 31, 2002 and 2001 are summarized as follows:


                                                       2002                                2001
                                          -------------------------------    ---------------------------------
                                                             Weighted                              Weighted
                                                             Average                               Average
                                             Balance           Rate             Balance              Rate
                                          ------------     --------------    -------------      --------------
                                                                (Dollars in thousands)
        Reverse-repurchase agreements     $  2,948,587         3.56%         $   1,757,489           4.60%
        Senior notes                           189,759         6.44                 75,000           7.50
        Other borrowings                     1,380,801         5.01              1,687,806           4.94
                                          ------------                       -------------
                                          $  4,519,147                       $   3,520,295
                                          ============                       =============

From time to time, the Company enters into sales of securities under agreements to repurchase (reverse-repurchase agreements). Fixed-coupon reverse-repurchase agreements are treated as financing transactions since the Company maintains effective control over the transferred securities and the obligations to repurchase are reflected as a liability in the consolidated statements of financial condition. The dollar amount of securities underlying the agreements remains in the asset account. The securities underlying the agreements are delivered to the dealer with whom each transaction is executed. The dealers, who may sell, loan or otherwise dispose of such securities to other parties in the normal course of their business, agree to resell to the Company the same securities at the maturities of the agreements. The Company retains the right to substitute alternate collateral throughout the terms of the agreements.

   At December 31, 2002, all outstanding reverse-repurchase agreements had original contractual maturities ranging from nineteen days to 15 years. The following table summarizes the carrying and market value of collateral, including accrued interest thereon, as they relate to the outstanding reverse-repurchase agreements at December 31, 2002 and 2001:

                                                                              2002
                                               -----------------------------------------------------------
                                                 Carrying        Market
                                                 Value of       Value of         Repurchase      Interest
                                                Collateral     Collateral        Liability         Rate
                                               ------------   ------------     --------------  -----------
    Available-for-sale:                                                (Dollars in thousands)
      Mortgage-backed securities:
        Overnight                              $          -   $          -     $            -            - %
        Up to 30 days                               647,390        647,390            600,000         1.38
        30 days to 90 days                                -              -                  -            -
        Over 90 days                              2,534,084      2,534,084          2,348,587         4.11
                                               ------------   ------------     --------------
                                               $  3,181,474   $  3,181,474     $    2,948,587         3.56
                                               ============   ============     ==============

                                                                              2001
                                               -----------------------------------------------------------
                                                 Carrying        Market
                                                 Value of       Value of         Repurchase      Interest
                                                Collateral     Collateral         Liability        Rate
                                               ------------   ------------     --------------  -----------
    Available-for-sale:                                                (Dollars in thousands)
     Mortgage-backed securities:
        Overnight                              $          -   $          -     $            -            - %
        Up to 30 days                               410,128        410,128            407,650         2.24
        30 days to 90 days                           52,073         52,073             50,000         4.58
        Over 90 days                              1,253,137      1,253,137          1,190,000         5.26
                                               ------------   ------------     --------------
                                                  1,715,338      1,715,338          1,647,650         4.49
                                               ------------   ------------     --------------
    Trust preferreds:
        Overnight                                         -              -                  -            -
        Up to 30 days                                13,549         13,549              8,936         2.68
        30 days to 90 days                                -              -                  -            -
        Over 90 days                                      -              -                  -            -
                                               ------------   ------------     --------------
                                                     13,549         13,549              8,936         2.68
                                               ------------   ------------     --------------
    U.S. Government agency:
        Overnight                                         -              -                  -            -
        Up to 30 days                                     -              -                  -            -
        30 days to 90 days                                -              -                  -            -
        Over 90 days                                100,721        100,721            100,903         6.58
                                               ------------   ------------     --------------
                                                    100,721        100,721            100,903         6.58
                                               ------------   ------------     --------------
                                               $  1,829,608   $  1,829,608     $    1,757,489         4.60
                                               ============   ============     ==============

   The following is a summary of information, at or for the years ended December 31, 2002, 2001 and 2000 relating to reverse-repurchase agreements:

                                                                   2002             2001               2000
                                                              --------------   ---------------    --------------
                                                                               (Dollars in thousands)
Average balance of outstanding agreements during the year     $    2,451,118   $    1,580,050     $    2,078,967
                                                              ==============   ===============    ==============
Maximum balance of outstanding agreements at any month
   end during the year                                        $    3,995,299   $    1,856,284     $    2,226,662
                                                              ==============   ===============    ==============
Average interest rate for the year                                      4.36 %           5.74 %             5.95 %
                                                              ==============   ===============    ==============

   The contractual maturities of the outstanding reverse-repurchase agreements at December 31, 2002 were as follows:

                            Year                Amount
                      -----------------    ---------------
                                           (In thousands)

                            2003         $        600,000
                            2004                  238,288
                            2005                  875,299
                            2006                  300,000
                            2007                  200,000
                            2008                   60,000
                            2010                  200,000
                            2011                  250,000
                            2016                  225,000
                                           ---------------
                                         $      2,948,587
                                           ===============

At December 31, 2002, of the $2.95 billion of reverse-repurchase agreements held, $1.72 billion are callable in 2003, $600.0 million are callable in 2004. Accrued interest payable on reverse-repurchase agreements at December 31, 2002 and 2001 was $13.8 million and $11.0 million, respectively.

During 2002 and 2001 the Company prepaid $286.7 million and $258.9 million, respectively, of reverse-repurchase agreements with a weighted average rate of 4.85% and 6.44%, respectively. As a result, for the years ended December 31, 2002 and 2001, the Company incurred a prepayment penalty of $7.3 million ($4.4 million, net of tax) and $8.3 million ($5.0 million, net of tax), respectively.

On November 13, 2002 the Company issued $115.0 million of 5.75% unsecured senior notes at a price of 99.785%. The notes have a maturity date of November 15, 2007. Interest on such notes is paid semi-annually on May 15 and November 15 of each year, beginning May 15, 2003. On November 21, 2001, the Company had previously issued $75.0 million of 7.50% unsecured senior notes at par and a maturity date of December 1, 2008. Interest on such notes is paid semi-annually on June 1 and December 1 of each year, beginning June 1, 2002. In connection with these unsecured senior note offerings the Company capitalized a total of $3.1 million of debt issuance costs to be amortized on a straight-line basis, generally over the life of the borrowing. For the years ended December 31, 2002 and 2001, $344,000, and $33,000, respectively, of debt issuance costs have been amortized and are reflected as interest expense on borrowings in the accompanying consolidated statements of income. Accrued interest payable on senior notes at December 31, 2002 and 2001 was $1.4 million and $625,000, respectively.

Other borrowings in the accompanying consolidated statements of financial condition are comprised of FHLB advances. At December 31, 2002 and 2001, all outstanding FHLB advances had original contractual maturities ranging from five to 22 years and from seven days to 30 years, respectively. The Bank maintained, during the years ended December 31, 2002 and 2001, a $100.0 million overnight line of credit with the FHLB. At December 31, 2002 and 2001, there were no borrowings drawn under this line. In addition, the Bank, during the years ended December 31, 2002 and 2001, had access to funds through a $50.0 million one-month facility from the FHLB. At December 31, 2002 and 2001 there were no borrowings outstanding under this facility. FHLB advances and FHLB overnight line of credit borrowings are secured by a pledge of certain eligible collateral, one- to four-family mortgage loans and/or mortgage-backed securities, in an amount equal to 110% of outstanding advances. Accrued interest payable on FHLB advances at December 31, 2002 and 2001 was $9.2 million and $10.3 million, respectively.

Interest expense on borrowings for the years ended December 31, 2002, 2001 and 2000 is summarized as follows:

                                 2002               2001               2000
                            --------------    ---------------    --------------
                                              (In thousands)
Reverse-repurchase
  agreements             $       106,810    $       90,624     $      123,781
Senior notes                       6,857               658                  -
Other borrowings                  79,599            80,673             43,338
                            --------------    ---------------   --------------
                         $       193,266    $      171,955     $      167,119
                            ==============    ===============   ==============

(12) Guaranteed Preferred Beneficial Interest in Junior Subordinated Debentures

On March 20, 2002 Roslyn Preferred Trust I (RPT I), a Delaware statutory business trust and a wholly-owned subsidiary of the Company, issued $63.0 million aggregate liquidation amount of floating rate guaranteed preferred beneficial interests in Junior Subordinated Debentures (the Capital Securities) due April 1, 2032, at a distribution rate equal to the 6-month LIBOR plus 360 basis points, resetting on a semi-annual basis. The maximum distribution rate on the Capital Securities is 12.0% through April 1, 2007, with no maximum thereafter. The Company may redeem the Capital Securities, in whole or in part, at any time on or after April 1, 2007. At December 31, 2002 the distribution rate was 5.36%. Distributions on the Capital Securities are payable semi-annually on April 1 and October 1 of each year, which began on October 1, 2002, and are reported in the accompanying consolidated statements of income as a component of non-interest expense under the caption "Capital trust securities."

The Holding Company made an initial capital contribution of $1.9 million to RPT I in exchange for all of its common securities. RPT I was formed for the exclusive purpose of issuing the Capital Securities and using the proceeds to acquire $64.9 million in Junior Subordinated Debentures due April 1, 2032 issued by the Holding Company. The Company has fully and unconditionally guaranteed the Capital Securities along with all obligations of RPT I related thereto.

The costs associated with the Capital Securities issuance totaled $850,000 and have been capitalized and are being amortized over the life of the securities. The amortization expense relating to such capitalized costs was $22,000 for the year ended December 31, 2002.

(13) Stockholders' Equity

The Bank established a liquidation account, as of the date of Conversion, in the amount of $222.2 million, equal to its retained earnings as of the date of the latest consolidated statement of financial condition appearing in the final prospectus. The liquidation account is maintained for the benefit of eligible pre-Conversion account holders who continue to maintain their accounts at the Bank after the date of Conversion. The liquidation account will be reduced annually to the extent that eligible account holders have reduced their qualifying deposits as of each anniversary date. Subsequent increases in account balances will not restore an eligible account holder's interest in the liquidation account. As of December 31, 2002, the balance in the liquidation account was $24.6 million, which includes the eligible account holders' interest from T R Financial Corp.'s initial public offering on June 29, 1993. In the event of a complete liquidation, each eligible account holder will be entitled, under New York State Law, to receive a distribution from the liquidation account in an amount equal to their current adjusted account balances relative to such balances for all such depositors then holding qualifying deposits in the Bank.

Subsequent to the Conversion, the Bank (including T R Financial Corp.'s conversion on June 29, 1993) may not declare or pay cash dividends on or repurchase any of its shares of common stock if the effect thereof would cause stockholders' equity to be reduced below applicable regulatory capital maintenance requirements or if such declaration and payment would otherwise violate regulatory requirements or would reduce the Bank's capital level below the then aggregate balance required for the liquidation account. The Company, unlike the Bank, is not subject to the same restrictions regarding the declaration or payment of dividends to its shareholders, although the source of the Company's dividends may depend upon the Bank's ability to pay dividends. The Company, however is subject to the requirements of Delaware law, which generally limit dividends to an amount equal to the excess of its net assets over its stated capital or, if there is no such excess, to its net profits for the current and/or immediately preceding fiscal year.

In 2000, the Company adopted a stockholder rights plan and declared a dividend of one preferred share purchase right (Right) for each outstanding share of common stock of the Company. Each Right, which adheres to each share of outstanding common stock of the Company, entitles a stockholder to buy a one one-thousandth interest in a share of a new series of preferred stock of the Company at an exercise price of $75.00 per share if the Company determines that certain events have occurred. The Rights are designed to ensure that all of the stockholders of the Company receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against partial tender offers, squeeze-outs and other abusive tactics to gain control of the Company without paying all stockholders a fair price. The Rights will expire ten years after the distribution date on October 10, 2010. The distribution of the Rights is not taxable to stockholders.

(14) Income Taxes

Total provision for income taxes differed from the amounts computed by applying the U.S. federal income tax rate of 35% to income before provision for income taxes for the years ended December 31, 2002, 2001 and 2000 as a result of the following:

                                                                     2002                 2001                2000
                                                                ----------------    -----------------    ---------------
                                                                                    (In thousands)

Expected income tax expense at statutory federal tax rate      $         79,362    $          57,191    $        42,451
State and local taxes, net of federal income tax benefit                  6,609                3,350              2,380
Merger related benefit                                                        -                    -             (3,961)
Dividends received deduction                                             (2,168)              (2,628)            (3,161)
Bank owned life insurance                                                (2,617)              (2,700)            (1,659)
Charitable contribution                                                       -                    -             (2,224)
Other, net                                                                 (844)              (3,052)            (2,438)
                                                                ----------------    -----------------    ---------------
                                                               $         80,342    $          52,161    $        31,388
                                                                ================    =================    ===============

Provisions for income taxes for the years ended December 31, 2002, 2001 and 2000 are comprised of the following amounts:

                                                                     2002                 2001                 2000
                                                                ----------------    -----------------    -----------------
                                                                                     (In thousands)
         Current:
                  Federal                                      $         72,935    $          50,540    $          29,418
                  State and local                                        10,518                5,961                3,852
                                                                ----------------    -----------------    -----------------
                                                                         83,453               56,501               33,270
                                                                ----------------    -----------------    -----------------
         Deferred:
                  Federal                                                (2,762)              (3,533)              (1,691)
                  State and local                                          (349)                (807)                (191)
                                                                ----------------    -----------------   -----------------
                                                                         (3,111)              (4,340)              (1,882)
                                                                ----------------    -----------------   -----------------
                                                               $         80,342    $          52,161    $          31,388
                                                                ================    =================    =================

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2002 and 2001 are presented below:

                                                                                       2002                 2001
                                                                                 -----------------    ----------------
                                                                                             (In thousands)
Deferred tax assets:
    Allowance for loan losses                                                   $          17,992    $         16,824
    Post-retirement benefits                                                                3,931               4,097
    Non-qualified deferred compensation                                                     2,696               4,606
    Qualified retirement plans                                                              5,171               4,628
    Amortization of intangibles                                                             1,208               1,085
    Depreciation and amortization of fixed assets                                           1,063               1,539
    Net unrealized loss on available-for-sale securities                                        -              18,975
    Other                                                                                   2,635                 870
                                                                                 -----------------    ----------------
         Total gross deferred tax assets                                                   34,696              52,624
                                                                                 -----------------    ----------------
Deferred tax liabilities:
    Originated mortgage servicing rights                                                     (442)               (543)
    Real estate investment trust dividends                                                 (3,910)             (5,514)
    Net deferred origination costs                                                         (6,386)             (5,290)
    Net unrealized gain on available-for-sale securities                                   (2,827)                  -
    Other                                                                                  (1,607)             (1,064)
                                                                                 -----------------    ----------------
         Total gross deferred tax liabilities                                             (15,172)            (12,411)
                                                                                 -----------------    ----------------
             Deferred tax assets, net                                           $          19,524    $         40,213
                                                                                 =================    ================

At December 31, 2002, management believed that it is more likely than not that the consolidated results of future operations of the Company will generate sufficient taxable income to realize the deferred tax assets of the Company. Therefore, a valuation allowance against the gross deferred tax assets is not considered necessary.

The Federal tax law was changed to eliminate the reserve method for calculating a bad debt deduction for tax years beginning after 1995. The Bank can continue to compute its New York State and New York City bad debt deduction using the reserve method (either the experience method (based on actual loss experience) or the percentage of taxable income method (32% of taxable income computed without regard to this deduction and with additional modifications and subject to an overall limitation)). The Bank's retained earnings at December 31, 2002 and December 31, 2001, included federal bad debt reserves of approximately $17.8 million, for which no federal income tax liability has been recognized, approximately $117.7 million and $88.8 million, respectively, for which no New York State income tax liability has been recognized and approximately $113.5 million and $84.2 million, respectively, for which no New York City income tax liability has been recognized. These amounts are subject to recapture if the Bank either makes distributions in excess of earnings and profits; redeems its common stock; or no longer qualifies as a banking institution. In addition, the New York State and New York City bad debt reserve are subject to recapture if the Bank fails to meet certain definitional tests. The Bank does not expect such reserves to be recaptured into taxable income.

(15) Employee Benefit Plans

Pension Plan -The Bank's non-contributory pension plan with the RSI Retirement Trust covers substantially all full-time employees. The following table provides details of the changes in the actuarial present value of the benefit obligation and fair value of plan assets for the non-contributory plan for each of the years shown and a reconciliation, at the end of each year shown, of the funded status of the non-contributory plan with the net amount recognized in the consolidated statement of financial condition. The Bank uses a measurement date of September 30 for plan accounting purposes and, accordingly changes in benefit obligations and plan assets are shown for the twelve-month periods ended September 30, 2002 and 2001.

                                                                    2002            2001
                                                                ------------    ------------
                                                                       (In thousands)
Change in benefit obligation during the period:
   Benefit obligation at the beginning of the period            $     40,940    $     37,219
   Service cost                                                        1,357           1,327
   Interest cost                                                       3,060           2,969
   Actuarial loss                                                      5,488           1,906
   Annuity payments                                                   (2,425)         (2,186)
   Settlements                                                          (557)           (295)
   Plan amendments                                                       264               -
                                                                ------------    ------------
       Benefit obligation at the end of the period                    48,127          40,940
                                                                ------------    ------------
Change in fair value of plan assets during the period:
   Fair value of plan assets at the beginning of the period           36,880          43,792
   Actual return on plan assets                                       (4,323)         (5,439)
   Employer contributions                                             16,280           1,008
   Annuity payments                                                   (2,425)         (2,186)
   Settlements                                                          (557)           (295)
                                                                ------------    ------------
       Fair value of plan assets at the end of the period             45,855          36,880
                                                                ------------    ------------
Funded status at the end of the period                                (2,272)         (4,060)
                                                                ------------    ------------
Unrecognized net actuarial loss                                       20,331           7,259
Unamortized prior service cost                                           247              (4)
                                                                ------------    ------------
Net prepaid pension expense at the end of the period            $     18,306    $      3,195
                                                                ============    ============

The following table depicts the components of the net periodic pension expense for the years ended December 31, 2002, 2001 and 2000:

                                                       2002           2001           2000
                                                   ------------   ------------   ------------
                                                                 (In thousands)
Service cost                                       $      1,357   $      1,327   $      1,434
Interest cost                                             3,060          2,969          2,659
Expected return on plan assets                           (3,641)        (4,057)        (3,628)
Recognized loss                                             381              -              -

Amortization of prior service cost                           12             (3)            (3)
Curtailment credit                                            -              -           (476)
                                                   ------------   ------------   ------------
       Total periodic pension expense (credit)     $      1,169   $        236   $        (14)
                                                   ============   ============   ============

The assumptions used by the Company, as of each measurement date, relating to the plan during the years ended December 31, 2002, 2001 and 2000 were as follows:

                                                    2002           2001          2000
                                                 -----------    ----------    ----------
     Assumed rate of return on assets                   9.00%        10.25%         9.50%

     Assumed rate of compensation increase              4.00%         4.00%         5.50%

     Assumed discount rate                              6.75%         7.50%         8.00%

Supplemental Plan - Pursuant to the Merger in 1999, the Company assumed a non-qualified Supplemental Executive Retirement Plan (SERP) for certain former executives of T R Financial Corp. The actuarial present value of the accumulated benefit obligation at December 31, 2002 and 2001 was $513,000 and $2.0 million, respectively. At December 31, 2002 and 2001, the non-qualified SERP maintains $477,000 and $1.7 million, respectively, of trust held assets. In addition to the trust held assets at December 31, 2002 and 2001 the non-qualified SERP also holds $6.0 million and $4.5 million of the Company's common stock, respectively, at cost. This represents 548,800 shares and 553,080 shares of the Company's shares of common stock at December 31, 2002 and 2001, respectively, the cost of which is reflected as contra-equity in the accompanying consolidated statements of financial condition. Included in the employee benefit expense for the years ended December 31, 2002, 2001 and 2000 was $211,000, $219,000 and $243,000,
respectively, related to this obligation.

401(k) Plan - The Bank has a defined contribution and thrift savings plan (401(k) Plan) under Section 401(k) of the Internal Revenue Code. All regular, full-time employees are eligible for voluntary participation after one or more years of continuous service. The 401(k) Plan is effectuated through a trust established by the Bank. Commencing on January 10, 1997, the Bank makes matching contributions, of up to 6% of certain participants' eligible compensation, in the form of ESOP stock. Cash contributions under the 401(k) plan fully ceased, concurrent with the 2000 divestiture of RNMC. During the year ended December 31, 2000, the Bank made cash contributions of $108,000.

Employee Stock Ownership Plan - The Bank maintains an ESOP which is a tax qualified retirement plan designed to invest primarily in the Company's common stock. All full-time employees of the Company who have completed one year of service with the Bank are eligible to participate in the ESOP. The ESOP borrowed funds from the Company to purchase approximately 8%, or 5,237,096 shares, of the Company's common stock. The Company makes contributions to the ESOP sufficient to cover all payments of principal and interest as they become due. For the years ended December 31, 2002, 2001 and 2000, the Company made contributions of $1.3 million, $3.3 million and $3.0 million, respectively, to the ESOP. The ESOP utilized the contributions, along with the dividends received on the unallocated ESOP shares, which totaled $2.3 million, $2.1 million and $1.4 million, to repay $1.0 million, $513,000 and $552,000 of principal and $2.6 million, $4.9 million and $4.4 million of interest on the loan during the years ended December 31 2002, 2001 and 2000, respectively. At December 31, 2002 and 2001, the loan had an outstanding balance of $50.2 million and $51.2 million, respectively. The interest rate on the loan for the years ended December 31, 2002 and 2001 was 5.00% and 9.50%, respectively.

The remaining unallocated shares purchased with the ESOP loan proceeds are held in a suspense account by the trustee of the plan for future allocation among participants as the loan is repaid. Contributions to the ESOP and shares released from the suspense account are allocated among participants on the basis of compensation as described in the ESOP. The number of shares released to participants is determined based upon the percentage of principal and interest payments made during the year divided by the total remaining principal and interest payments including the current year's payment. Participants will vest in the shares allocated to their respective accounts over a period not to exceed five years. Any forfeited shares are allocated to the then remaining participants in the same proportion as contributions. As of December 31, 2002, 2001 and 2000, 1,123,866 shares, 952,481 shares and 781,096 shares, respectively, have been allocated to participants and 4,113,229 shares, 4,284,614 shares and 4,455,999 shares, respectively remained unallocated. Included in the shares allocated to participants during the years ended December 31, 2002, 2001 and 2000, were approximately 43,000 shares, 45,000 shares and 55,500 shares, respectively, allocated utilizing the matching contribution formula under the 401(k) Plan. For the years ended December 31, 2002, 2001, and 2000, the Company recognized $3.4 million, $3.0 million and $2.2 million, respectively, as compensation expense. At December 31, 2002, the fair value of the unallocated ESOP shares totaled $74.2 million.

Stock-Based Incentive Plans - In prior years, the Company received shareholder approval for the granting of options to purchase the Company's common stock and option-related awards (collectively, Options) and awards of the Company's common stock (Restricted Stock Awards, and, together with Options, Awards) under The Roslyn Bancorp, Inc. 2001 Stock-Based Incentive Plan (the 2001 Incentive Plan) and The Roslyn Bancorp, Inc. 1997 Stock-Based Incentive Plan (the 1997 Incentive Plan, and, together with the 2001 Incentive Plan, the Incentive Plans). All officers, other employees and outside directors of the Company and its affiliates, including the Bank and its subsidiaries, are eligible to receive Awards under the Incentive Plans.

The Incentive Plans are administered by a committee of non-employee directors of the Company. Authorized but unissued shares, or shares previously issued and reacquired by the Company, may be used to satisfy Awards under either of the Incentive Plans. Options granted under the Incentive Plans must be exercised no more than ten years from the date of grant. Options may become fully exercisable and Restricted Stock Awards may become fully vested upon the occurrence of a change in control of the Company, or upon death, disability or retirement of the recipient.

Subject to certain adjustments to prevent dilution of Awards to participants, the 2001 Incentive Plan authorized the Company to grant Awards of up to 3,750,000 shares. The maximum number of shares reserved for grants of Restricted Stock Awards is 750,000 shares, and maximum number of shares that may be granted as Options is 3,000,000 shares, plus any or all of the remaining 750,000 shares that are not used for Restricted Stock Awards.

Subject to certain adjustments to prevent dilution of Awards to participants, the 1997 Incentive Plan authorized the Company to grant Awards of up to 9,162,666 shares. The maximum number of shares that may be granted as Restricted Stock Awards is 2,616,297 shares, and the maximum number of the shares that may be granted as Options is 6,546,369 shares.

The Company contributed $181,000 and $265,000 during the years ended December 31, 2002 and 2001, respectively, to the 2001 Incentive Plan to enable the plan to purchase 10,000 shares and 15,000 shares, respectively, of the Company's common stock to be awarded.

During the years ended December 31, 2002 and 2001, the Company granted, under the Incentive Plans, Restricted Stock Awards in amounts equal to 30,734 shares and 15,000 shares, respectively, of the Company's common stock. These Restricted Stock Awards included 22,500 shares and 15,000 shares that immediately vested. The remaining Restricted Stock Awards issued during the year ended December 31, 2002 vest over a one-to four-year period. The prices at which these Awards were granted ranged from $16.79 to $20.36 per share for the year ended December 31, 2002 and were $17.68 per share for the year ended December 31, 2001.

During the year ended December 31, 2002, plan participants in the Incentive Plans vested in 504,155 shares, and forfeited 12,851 shares, under previous Restricted Stock Awards, which included 11,241 shares that related to Awards with vesting based on the achievement of certain defined performance targets. For the years ended December 31, 2002, 2001 and 2000, compensation expense attributable to Restricted Stock Awards under the Incentive Plans was $5.8 million, $6.3 million and $5.1 million, respectively.

The number of Options granted under the Incentive Plans totaled 507,860 shares and 3,253,525 shares, respectively, for the years ended December 31, 2002 and 2001, all of which will generally vest over a four-to five-year period. Options granted under both the 2001 and 1997 Incentive Plans are either non-statutory or incentive stock options. Each option entitles the holder to purchase one share of the Company's common stock at an exercise price equal to the fair market value on the date of grant. All options expire no later than ten years following the date of grant. Option transactions for the years ended December 31, 2002, 2001 and 2000 are shown below:

                                                 Number of      Weighted Average
                                                  Options        Exercise Price
                                               -------------   ------------------
Options outstanding at December 31, 1999           9,329,734       $   11.05
                                               -------------
  Granted                                            237,750           11.59
  Exercised                                       (1,007,967)           4.71
  Forfeited                                         (488,198)          13.22
  Expired                                                  -               -
                                               -------------
Options outstanding at December 31, 2000           8,071,319           11.72
                                               -------------
  Granted                                          3,253,525           18.38
  Exercised                                         (632,382)           9.20
  Forfeited                                          (60,573)          15.66
  Expired                                                  -               -
                                               -------------
Options outstanding at December 31, 2001          10,631,889           13.89
                                               -------------
  Granted                                            507,860           19.89
  Exercised                                       (1,747,944)           8.05
  Forfeited                                          (41,933)          15.36
  Expired                                                  -               -
                                               -------------
Options outstanding at December 31, 2002           9,349,872           15.30
                                               =============

The following table summarizes information related to stock options outstanding under the 2001 and 1997 Incentive Plans at December 31, 2002:

                                           Options Outstanding
     -------------------------------------------------------------------------------------------------
                            Weighted                            Weighted Average
                            Average                                 Remaining
            Range of       Exercise             Number of       Contractual Life           Options
        Exercise Prices      Price               Options           (In years)            Exercisable
     -------------------------------------------------------------------------------------------------
        $ 1.47 - $ 1.47      $ 1.47               471,499              0.49                  471,499

          5.50 -   5.61        5.51               253,995              4.08                  253,995

          9.60 -  10.75        9.63               245,851              5.12                  241,351

         11.21 -  12.00       11.73               138,220              6.22                   87,220

         13.30 -  14.67       14.66               278,000              5.15                  197,750

         15.00 -  15.00       15.00             4,215,977              4.67                4,215,977

         15.71 -  16.79       16.46                28,115              8.40                    6,000

         17.17 -  17.71       17.64               214,750              9.08                    4,000

         18.40 -  18.40       18.40             3,195,970              8.48                  826,334

         21.35 -  21.87       21.36               307,495              9.48                        -
                                          -----------------                         ------------------
                                                9,349,872                                  6,304,126
                                          =================                         ==================

Exercisable stock options outstanding at December 31, 2002 and 2001 were 6,304,126 shares and 6,023,994 shares, respectively, with weighted average exercisable prices of $13.79 per share and $11.27 per share, respectively.

(16)      Post-retirement Health Care and Life Insurance Benefits
          -------------------------------------------------------

The Bank currently provides health care and life insurance benefits for retirees and their eligible dependents. The coverage provided depends upon an eligible individuals date of retirement. The cost of the Bank's post-retirement health care and life insurance benefits is recognized in the consolidated financial statements during the employee's active working career. The following table provides details of the changes in the benefit obligation and fair value of plan assets for the plans and a reconciliation of the funded status of the plans with the net amount recognized in the consolidated statement of financial condition at or as of December 31, 2002 and 2001:

                                                                         2002            2001
                                                                     ------------   -------------
                                                                            (In thousands)
  Change in benefit obligation during the year:
     Benefit obligation at beginning of the year                     $      8,794   $      10,031
     Service cost                                                               9              26
     Interest cost                                                            639             669
     Actuarial gain                                                          (471)            (27)
     Premiums/claims paid                                                    (502)           (490)
     Plan amendments                                                            -          (1,372)
     Curtailments                                                               -             (43)
                                                                     ------------   -------------
         Benefit obligation at end of year                                  8,469           8,794
                                                                     ------------   -------------
  Change in fair value of plan assets during the year:

    Fair value of plan assets at beginning of the year                          -               -
     Employer contributions                                                   502             490
     Premiums/claims paid                                                    (502)           (490)
                                                                     ------------   -------------
         Fair value of plan assets at the end of the year                       -               -
                                                                     ------------   -------------
  Funded status at the end of the year                                     (8,469)         (8,794)
  Unrecognized net actuarial gain                                            (901)           (430)
  Unamortized prior service cost                                             (122)           (611)
                                                                     ------------   -------------
  Accrued post-retirement benefit cost at the end of the year        $     (9,492)  $      (9,835)
                                                                     ============   =============

The assumptions used by the Company relating to the plans for the years ended December 31, 2002, 2001 and 2000 were as follows:

                                                       2002         2001        2000
                                                    ---------    ---------    --------
   Assumed ultimate medical trend                        4.50%        4.50%       5.00%

   Assumed current medical trend                         9.00%        9.00%       6.00%

   Assumed salary scale for life insurance               4.00%        4.00%       5.50%

   Assumed discount rate                                 6.75%        7.50%       8.00%

Net periodic post-retirement benefit cost included in compensation and employee benefits in the accompanying consolidated statements of income for the years ended December 31, 2002, 2001 and 2000 is comprised of the following components:

                                             2002             2001             2000
                                       ---------------   --------------   -------------
                                                         (In thousands)
Service cost                           $             9   $           26   $         197
Interest cost                                      639              669             648
Recognized gain                                      -                -             (48)
Amortization of prior service cost                (488)            (488)             31
                                       ---------------   --------------   -------------
Net periodic benefit cost              $           160   $          207   $         828
                                       ===============   ==============   =============

For measurement purposes, the annual rate of increase in the per capita cost of covered benefits (health care cost trend rates) will have a significant effect on the estimate of the accumulated post-retirement benefit obligation and the aggregate service and interest cost components of the net periodic post-retirement benefit cost. Increasing the annual health care trend rates by 1.0% in each year would increase both the accumulated post-retirement benefit obligation by $437,000 and the aggregated related service and interest cost by $40,000 at December 31, 2002. A 1.0% decrease in the assumed health care trend rates would decrease both the accumulated post-retirement benefit obligation by $417,000 and the aggregate related service and interest cost by $38,000 at December 31, 2002.

(17) Disclosures About Fair Value of Financial Instruments
     -----------------------------------------------------

The Company, under SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," is required to disclose the fair value of its on- and off-balance sheet financial instruments. A financial instrument is defined as cash, evidence of an ownership interest in an entity or a contract that creates a contractual obligation or right to deliver or receive cash or another financial instrument from a second entity on potentially favorable or unfavorable terms. The fair value of a financial instrument is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.

The following table at December 31, 2002 and 2001 represents the carrying amounts and estimated fair values of the Company's financial instruments:

                                                                        2002                                 2001
                                                          --------------------------------     --------------------------------
                                                            Carrying          Estimated          Carrying          Estimated
                                                             Amount          Fair Value           Amount           Fair Value
                                                          --------------    --------------     --------------   ---------------
                                                                                     (In thousands)
Financial assets:
    Cash and cash equivalents and money market
      investments                                        $    170,989       $   170,989         $  102,825        $  102,825
    Debt securities held-to-maturity, net                     374,763           377,393                  -                 -
    Debt and equity securities available-
       for-sale, net                                        1,520,187         1,520,187          1,004,728         1,004,728
    Mortgage-backed and mortgage related
       securities available-for-sale, net                   5,418,706         5,418,706          3,560,854         3,560,854
    Federal Home Loan Bank of New York stock                   97,040            97,040            109,870           109,870
    Loans held-for-sale                                        11,636            11,602              9,364             9,405
    Loans receivable held for investment, net               3,113,265         3,181,369          3,656,526         3,762,135
    Accrued interest receivable                                58,268            58,268             50,550            50,550

Financial liabilities:
    Deposit liabilities:
       Certificates of deposit (CDs)                        3,129,469         3,176,626          2,756,737         2,781,312
       Deposits, excluding CDs                              2,581,381         2,581,381          1,730,030         1,730,030
    Borrowed funds                                          4,519,147         4,624,561          3,520,295         3,458,039
    Accrued interest payable and dividends                     28,067            28,067             27,475            27,475

The carrying amounts in the table are included in the consolidated statements of condition under the indicated captions. The following summarizes the major methods and assumptions used in estimating the fair values of the financial instruments:

Cash and cash equivalents and money market investments - The carrying amounts
------------------------------------------------------
for cash and cash equivalents and money market investments approximate fair value as they mature in 30 days or less and do not present unanticipated credit concerns.

Securities - The fair values of debt, equity, mortgage-backed and mortgage
----------
related securities are estimated based on bid quotations received from security dealers or from prices obtained from firms specializing in providing security pricing services.

Federal Home Loan Bank of New York stock - The fair value of Federal Home Loan
----------------------------------------
Bank of New York stock approximates the carrying amount, which is at cost.

Loans held-for-sale - Fair value is estimated based on current prices
-------------------
established for those loans committed to be sold based upon the prices established in the applicable commitments.

Loans receivable held for investment, net - Fair values are estimated for
-----------------------------------------
portfolios of loans with similar financial characteristics. Loans are segregated by type, such as commercial real estate and residential mortgage. Each loan category is further segmented into fixed- and adjustable- rate interest terms and by performing and non-performing categories. For performing residential mortgage loans, fair values are estimated by discounting contractual cash flows through the estimated maturity using discount rates and prepayment estimates based on secondary market sources adjusted to reflect differences in servicing and credit costs. The estimated fair value of remaining performing loans is calculated by discounting scheduled cash flows using estimated market discount rates that reflect the credit and interest rate risks inherent in the loan. Fair values for non-performing real estate loans are based on recent appraisals.

Accrued interest receivable - The fair value of the accrued interest receivable
---------------------------
is estimated to be the book value since it is currently due.

Deposit liabilities - All deposits, except certificates of deposit, are subject
-------------------
to rate changes at any time, and, therefore, are considered to be carried at estimated fair value. The fair value of certificates of deposit is estimated by computing the present value of contractual future cash flows for each certificate. The present value rate utilized is the rate offered by the Company at each date presented on certificates with an initial maturity equal to the remaining term to maturity of the existing certificates.

Borrowed funds - The estimated fair value of borrowed funds is based on the
--------------
discounted value of contractual cash flows using interest rates currently in effect for borrowings with similar maturities and collateral requirements.

Accrued interest payable and dividends - The fair value of the accrued interest
--------------------------------------
and dividends on deposit balances are estimated to be their book value since they are currently payable.

Limitations - SFAS No. 107 requires disclosures of the estimated fair value of
-----------
financial instruments. Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering a one-time sale of the Company's entire holdings of a particular financial instrument nor the resultant tax ramifications or transaction costs. Since no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. For example, the Company conducts mortgage servicing activities that contributed fee income annually. Mortgage servicing activities are not considered financial instruments and as such their value has not been incorporated into the fair value estimates. Other significant assets of the Company that are not considered financial assets include banking house and equipment and deferred tax assets. In addition, the tax ramifications related to the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered.

Commitments - The fair value of commitments is estimated using the fees
-----------
currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments and commitments to sell loans at specified prices, fair value also considers the difference between current levels of interest rates and the committed rates. The estimated fair value of commitments did not result in an unrealized gain or loss at December 31, 2002 and 2001.

(18) Earnings Per Share
     ------------------

       The following table is the reconciliation of basic and diluted EPS for the years ended December 31, 2002, 2001 and 2000:


                                                                                                   2002
                                                                                 --------------------------------------
                                                                                     Basic EPS           Diluted EPS
                                                                                 ------------------    ----------------
                                                                                  (In thousands, except share and per
                                                                                             share amounts)
       Income available to common stockholders                                $            146,406  $          146,406
                                                                                 ==================    ================

       Total weighted average basic common shares outstanding                           79,024,610          79,024,610
       Effect of dilutive securities:
            Options                                                                              -           1,497,077
                                                                                 ------------------    ----------------
       Total weighted average diluted common shares outstanding                         79,024,610          80,521,687
                                                                                 ==================    ================

       Net income per common share                                            $               1.85  $             1.82
                                                                                 ==================    ================

                                                                                                  2001
                                                                                 --------------------------------------
                                                                                     Basic EPS           Diluted EPS
                                                                                 ------------------    ----------------
                                                                                  (In thousands, except share and per
                                                                                             share amounts)
                                                                                 ------------------    ----------------
       Income available to common stockholders                                $            111,243  $          111,243
                                                                                 ==================    ================

       Total weighted average basic common shares outstanding                           85,703,714          85,703,714
       Effect of dilutive securities:
            Options                                                                              -           1,531,250
                                                                                 ------------------    ----------------
       Total weighted average diluted common shares outstanding                         85,703,714          87,234,964
                                                                                 ==================    ================

       Net income per common share                                            $               1.30  $             1.28
                                                                                 ==================    ================

                                                                                                 2000
                                                                                ---------------------------------------
                                                                                    Basic EPS            Diluted EPS
                                                                                -------------------    ----------------
                                                                                  (In thousands, except share and per
                                                                                            share amounts)
       Income available to common stockholders                                $             89,899  $           89,899
                                                                                ===================    ================

       Total weighted average basic common shares outstanding                           93,746,786          93,746,786
       Effect of dilutive securities:
            Options                                                                              -           1,047,115
                                                                                -------------------    ----------------
       Total weighted average diluted common shares outstanding                         93,746,786          94,793,901
                                                                                ===================    ================

       Net income per common share                                            $               0.96  $             0.95
                                                                                ===================    ================

     Options to purchase 307,497 shares, 3,200,472 shares and 3,817,796 shares of the Company's common stock as of December 31, 2002, 2001 and 2000, respectively, were not included in the computation of diluted EPS as those options' exercise prices exceeded the average market price of the Company's common stock for the respective year ended.

(19) Commitments and Contingencies
     -----------------------------

In the normal course of the Company's business, there are outstanding various commitments and contingent liabilities that have not been reflected in the consolidated statements of financial condition. In the opinion of management, the financial condition of the Company will not be affected materially as a result of such commitments and contingent liabilities.

In the normal course of business, there are various outstanding legal proceedings. In the opinion of management, after consultation with legal counsel, the financial condition, results of operations and liquidity of the Company will not be affected materially by the outcome of such legal proceedings.

The Bank's outstanding loan and standby letters of credit commitments as of December 31, 2002 are as follows:

                      Type                                Amount
     ------------------------------------            ---------------
                                                      (In thousands)
     One- to four-family                          $           79,794
     Commercial real estate/multi-family                     115,893
     Construction and development                            135,739
     Consumer                                                 17,650
     Home equity lines of credit                              79,817
     Standby letters of credit                                19,866
                                                      ---------------
                                                  $          448,759
                                                      ===============

Included in outstanding loan commitments at December 31, 2002 are $8.0 million of performance standby letters of credit with approximate terms of one year. These performance standby letters of credit were issued primarily for the benefit of local municipalities on behalf of certain of the Bank's borrowers. These borrowers have a current relationship with the Bank and are primarily residential subdivision borrowers. Performance standby letters of credit obligate the Bank to make payments in the event a specified third party fails to perform under non-financial contractual obligations. Also included in outstanding loan commitments at December 31, 2002 were $11.9 million of financial standby letters of credit with approximate terms of one- to three-years. These financial standby letters of credit were issued primarily for the benefit of other financial institutions, on behalf of certain of the Bank's current borrowers. Financial standby letters of credit obligate the Bank to guarantee payment of a specified financial obligation. The Bank collects a fee upon the issuance of performance and financial standby letters of credit.

At December 31, 2002, the Company had no outstanding commitments to sell loans.

In the normal course of business, the Company enters into commitments to purchase securities. As of December 31, 2002, the Company had $809.3 million in commitments to purchase mortgage-backed securities.

At December 31, 2002 and 2001, the Company had no available lines of credit with banks or any other institutions, except as disclosed in Note 11 to Notes to Consolidated Financial Statements.

The Company's future minimum rental payments required under non-cancelable operating leases for office space and equipment as of December 31, 2002 are as follows:

                        Years Ending December 31,              Amount
                        -------------------------        ------------------
                                                             (In thousands)

                                   2003                $         5,777
                                   2004                          5,910
                                   2005                          6,074
                                   2006                          6,106
                                   2007                          6,109
                                   Thereafter                   40,639
                                                         ------------------
                                                       $        70,615
                                                         ==================

Total rent expense for the years ended December 31, 2002, 2001 and 2000 was $4.6 million, $4.2 million and $4.1 million, respectively.

(20) Regulatory Capital
     ------------------

The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the institutions' financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action (PCA), the institution must meet specific capital guidelines that involve quantitative measures of the institution's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The institution's capital amount and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the institution to maintain minimum amounts and ratios (set forth in the following table) of total and Tier I capital (as defined) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, at December 31, 2002, that the Bank meets all capital adequacy requirements to which it is subject.

     As of December 31, 2002, the most recent notification from the FDIC categorized the Bank as "well capitalized" under the regulatory framework for PCA. To be categorized as "well capitalized" the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios of 10.0%, 6.0% and 5.0%, respectively. There are no conditions or events since that notification that management believes have changed the Bank's category.

     The actual capital amounts and ratios are presented for the Bank in the following table for the years ended December 31, 2002 and 2001:

                                                                      2002                                  2001
                                                           ---------------------------           --------------------------
                                                                            Percent of                           Percent of
                                                              Amount          Assets                Amount         Assets
                                                           ------------     ----------           ------------    ----------
                                                                                 (Dollars in thousands)
     GAAP capital (to total assets)                        $    592,734           5.50%          $    444,635          5.23%
                                                           ============     ==========           ============    ==========
     Leverage capital (to adjusted average assets):
       Actual level                                        $    575,374           5.28%          $    449,371          5.46%
                                                           ============     ==========           ============    ==========

       Capital adequacy requirement                        $    326,614           3.00%          $    246,896          3.00%
                                                           ============     ==========           ============    ==========

       Requirement to be well capitalized under
          PCA provisions                                   $    544,356           5.00%          $    411,493          5.00%
                                                           ============     ==========           ============    ==========

     Tier I capital (to risk-weighted assets):
       Actual level                                        $    575,374          12.21%          $    449,371         10.25%
                                                           ============     ==========           ============    ==========

       Capital adequacy requirement                        $    188,551           4.00%          $    175,373          4.00%
                                                           ============     ==========           ============    ==========

       Requirement to be well capitalized under
          PCA provisions                                   $    282,826           6.00%          $    263,060          6.00%
                                                           ============     ==========           ============    ==========

     Total capital (to risk-weighted assets):
       Actual level                                        $    619,644          13.15%          $    490,005         11.18%
                                                           ============     ==========           ============    ==========

       Capital adequacy requirement                        $    377,101           8.00%          $    350,746          8.00%
                                                           ============     ==========           ============    ==========

       Requirement to be well capitalized under
          PCA provision                                    $    471,377          10.00%          $    438,433         10.00%
                                                           ============     ==========           ============    ==========

(21) Parent-Only Financial Information
     ---------------------------------

The earnings of the subsidiaries, primarily the Bank, are recognized by the Holding Company using the equity method of accounting. Accordingly, the earnings of the subsidiaries are recorded as increases in the Holding Company's investment in subsidiaries.

The condensed statements of financial condition at December 31, 2002 and 2001 are as follows:

                                                                                  2002           2001
                                                                                --------      --------
                                                                                    (In thousands)
Assets:
-------
Cash and cash equivalents                                                       $ 14,694      $  1,973
Securities available-for-sale, net:
    Mortgage-backed and mortgage related securities, net                             137           235
    Equity securities, net (securities pledged of  $13,450 at December
      31, 2001)                                                                  168,026       201,989
                                                                                --------      --------
       Total securities available-for-sale                                       168,163       202,224
                                                                                --------      --------
Investment in subsidiaries                                                       638,941       476,578
ESOP loan receivable                                                              50,165        51,238
Deferred tax asset, net                                                            8,695        15,633
Accrued interest receivable                                                        8,879         6,645
Income taxes receivable                                                            3,660         3,364
Receivable from subsidiary                                                         1,833             -
Other assets                                                                       6,831         6,244
                                                                                --------      --------
       Total assets                                                             $901,861      $763,899
                                                                                ========      ========

Liabilities and Stockholders' Equity:
-------------------------------------
Reverse-repurchase agreements                                                   $      -        $8,936
Senior notes                                                                     189,759        75,000
Junior subordinated debentures                                                    64,949             -
Accrued interest payable                                                           2,240           673
Payable to subsidiary                                                                  -        37,233
Other liabilities                                                                 68,399        73,089
Total stockholders' equity                                                       576,514       568,968
                                                                                --------      --------
       Total liabilities and stockholders' equity                               $901,861      $763,899
                                                                                ========      ========

The condensed statements of income for the years ended December 31, 2002, 2001 and 2000 are as follows:

                                                                                  2002             2001             2000
                                                                                ---------        ---------        ---------
                                                                                               (In thousands)
   Dividends received from subsidiaries                                         $  31,500        $ 140,965        $ 186,518
   Interest income                                                                 22,769           22,693           20,314
   Net losses on securities                                                        (1,133)          (2,909)          (2,024)
   Other income                                                                       106               37              443
                                                                                ---------        ---------        ---------
                                                                                   53,242          160,786          205,251
                                                                                ---------        ---------        ---------
   Interest expense                                                                10,785            2,393            5,310
   Junior subordinated debt                                                         2,958                -                -
   Employee benefit plan settlement gain                                                -                -            3,518
   Other operating expenses                                                         5,279            3,237            1,154
                                                                                ---------        ---------        ---------
   Income before income taxes and equity in undistributed
     (overdistributed) earnings of subsidiaries                                    34,220          155,156          202,305
Income tax expense                                                                    860            5,956            1,020
                                                                                ---------        ---------        ---------
Income before equity in undistributed (overdistributed) earnings
     of subsidiaries                                                               33,360          149,200          201,285
Equity in undistributed (overdistributed) earnings of subsidiaries                113,046          (37,957)        (111,386)
                                                                                ---------        ---------        ---------
Net income                                                                      $ 146,406        $ 111,243        $  89,899
                                                                                =========        =========        =========

       The condensed statements of cash flows for the years ended December 31, 2002, 2001 and 2000 are as follows:

                                                                                        2002              2001              2000
                                                                                      ---------         ---------         ---------
                                                                                                     (In thousands)
Operating activities:
     Net income                                                                       $ 146,406         $ 111,243         $  89,899
     Adjustments to reconcile net income to net cash
       Provided by operating activities:
         Equity in (undistributed) overdistributed earnings of
             subsidiaries                                                              (113,046)           37,957           111,386
         Amortization of premiums and accretion of discounts, net                         1,239               339               776
         Decrease (increase) in deferred taxes                                            1,027             3,088            (2,222)
         Decrease (increase) in other assets                                                413            (5,193)            1,576
         Increase in accrued interest receivable                                         (2,234)           (1,644)           (1,722)
         Net losses on securities                                                         1,133             2,909             2,024
         Increase (decrease) in accrued interest payable                                  1,567            (3,426)            3,712
         (Decrease) increase in accrued taxes payable                                         -            (1,936)            1,936
         Decrease in other liabilities                                                   (4,690)           (3,246)          (12,822)
         Other                                                                            1,510                 -                 -
                                                                                      ---------         ---------         ---------
             Net cash provided by operating activities                                   33,325           140,091           194,543
                                                                                      ---------         ---------         ---------

Investing activities:
     Purchases of securities of securities available-for-sale                              (292)          (41,863)          (25,332)
     Proceeds from sales and repayments of securities available-
       for-sale                                                                          44,867            30,772            38,035
     Principal and interest from mortgage-backed securities                                  77                 -                 -
     Investment in subsidiaries                                                         (27,079)              (61)          (25,823)
     Principal payment on ESOP loan receivable                                            1,073               513               552
                                                                                      ---------         ---------         ---------
             Net cash provided by (used in) investing activities                         18,646           (10,639)          (12,568)
                                                                                      ---------         ---------         ---------

Financing activities:
     Cost to repurchase treasury, SERP and SBIP stock                                  (122,234)         (106,571)         (190,162)
     (Decrease) increase in reverse-repurchase agreements                                (8,936)          (57,394)           66,330
     Net proceeds from issuance of senior notes                                         113,948            73,875                 -
     Net proceeds from issuance junior subordinated debentures                           64,284                 -                 -
     (Decrease) increase in payable to subsidiary                                       (21,299)            4,159            (8,326)
     Net cash used in exercise of stock options                                         (23,126)           (6,091)           (7,795)
     Cash dividends paid on common stock                                                (41,887)          (39,785)          (38,049)
                                                                                      ---------         ---------         ---------
             Net cash used in financing activities                                      (39,250)         (131,807)         (178,002)
                                                                                      ---------         ---------         ---------
     Net increase (decrease) in cash and cash equivalents                                12,721            (2,355)            3,973
     Cash and cash equivalents at beginning of year                                       1,973             4,328               355
                                                                                      ---------         ---------         ---------
     Cash and cash equivalents at end of year                                         $  14,694         $   1,973         $   4,328
                                                                                      =========         =========         =========

   Quarterly Results of Operations (Unaudited)
   -------------------------------------------

                                       For the Year Ended December 31, 2002               For the Year Ended December 31, 2001
                                   ----------------------------------------------    ----------------------------------------------

                                   ---------   ---------   ---------    ---------    ---------    ---------   ---------    --------
                                    12/31/02    9/30/02     6/30/02      3/31/02     12/31/01      9/30/01     6/30/01      3/31/01
                                   ---------   ---------   ---------    ---------    ---------    ---------   ---------    --------
                                                               (In thousands, except per share data)
Interest income                    $ 156,695   $ 153,150   $ 151,513    $ 140,932    $ 135,361    $ 143,465   $ 143,624    $ 139,465
Interest expense                      82,395      83,878      81,510       76,433       77,042       86,622      89,747       88,279
                                   ---------   ---------   ---------    ---------    ---------    ---------   ---------    ---------
Net interest income before
     provision for loan losses        74,300      69,272      70,003       64,499       58,319       56,843      53,877       51,186
Provision for loan losses                750         750         750          750          500          250         100            -
                                   ---------   ---------   ---------    ---------    ---------    ---------   ---------    ---------
Net interest income after
    provision for loan losses         73,550      68,522      69,253       63,749       57,819       56,593      53,777       51,186
                                   ---------   ---------   ---------    ---------    ---------    ---------   ---------    ---------

Non-interest income:
    Fees and service charges           4,460       4,167       4,497        3,767        3,609        2,928       3,453        2,099
    Net gains (losses) on
     securities                       10,140          52          15           50          (11)       2,051       1,687            -
    Income from bank owned life
     insurance                         1,812       1,813       1,883        1,971        1,974        1,971       1,916        1,852
    Joint venture income               3,636       3,661       5,234        4,963        4,984        1,274           -            -
    Other non-interest income            493         496         414          181          807          553         497          516
                                   ---------   ---------   ---------    ---------    ---------    ---------   ---------    ---------
        Total non-interest income     20,541      10,189      12,043       10,932       11,363        8,777       7,553        4,467
                                   ---------   ---------   ---------    ---------    ---------    ---------   ---------    ---------

Non-interest expense:
    General and administrative
     expenses                         23,496      21,867      23,184       23,201       22,363       20,052      19,226       18,018
    Amortization of intangible
     assets                               31          32          32           31           32           31          32           31
    Capital trust securities             870         954         943          124            -            -           -            -
    Prepayment penalties on debt
     extinguishments                   7,331           -           -            -        1,199        3,118       4,020            -
    Real estate operations, net           10           8          (9)         (74)          25            3         (28)           9
                                   ---------   ---------   ---------    ---------    ---------    ---------   ---------    ---------
        Total non-interest expense    31,738      22,861      24,150       23,282       23,619       23,204      23,250       18,058
                                   ---------   ---------   ---------    ---------    ---------    ---------   ---------    ---------

Income before provision for
  income taxes                        62,353      55,850      57,146       51,399       45,563       42,166      38,080       37,595
Provision for income taxes            22,264      19,858      20,405       17,815       15,126       13,672      11,095       12,268
                                   ---------   ---------   ---------    ---------    ---------    ---------   ---------    ---------
Net income                         $  40,089   $  35,992   $  36,741    $  33,584       30,437    $  28,494   $  26,985    $  25,327
                                   =========   =========   =========    =========    =========    =========   =========    =========

Basic earnings per share           $    0.52   $    0.46   $    0.46    $    0.42         0.37    $    0.33   $    0.31    $    0.29
                                   =========   =========   =========    =========    =========    =========   =========    =========
Diluted earnings per share         $    0.51   $    0.45   $    0.45    $    0.41         0.36    $    0.33   $    0.31    $    0.28
                                   =========   =========   =========    =========    =========    =========   =========    =========

Independent Auditors' Report



To the Board of Directors and Stockholders of Roslyn Bancorp, Inc.

We have audited the accompanying consolidated statements of financial condition of Roslyn Bancorp, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Roslyn Bancorp, Inc. and subsidiaries as of December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

New York, New York
January 22, 2003

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